As filed with the Securities and Exchange Commission on Registration No. 333-184922_

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

XTREME HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	4119	46-0838057
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

4636 Mission Gorge Place

Suite 103-C
San Diego, California 92120

(619) 822-2674

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Souheil Jawad

4636 Mission Gorge Place

Suite 103-C
San Diego, California 92120

(619) 822-2674

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Anthony A. Patel, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(202) 387-5400 (949) 673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filed [ ]
Non-accelerated filed [ ]	Smaller reporting company [X]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock held by Selling Shareholders	3,000,000 shares	$5.00	$15,000,000	$2,046

(1) There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(2) $2,046 previously paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 3,000,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS                                                                            Subject to Completion, Dated ______, 2013

XTREME HEALTHCARE CORPORATION

3,000,000 shares of Common Stock offered by selling shareholders at $5.00 per share

This prospectus relates to the offer and sale of 3,000,000 shares of common stock (the “Shares”) of Xtreme Healthcare Corporation (the “Company”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $5.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 3,000,000. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Assumed Price To Public

Per Common Stock Shares Offered	$5.00 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 5.

Xtreme Healthcare Corporation

4636 Mission Gorge Place

Suite 103-C
San Diego, California 92120

(619) 822-2674

Prospectus dated __________________, 2013

1

TABLE OF CONTENTS
Page No
Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	5
Forward-Looking Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	12
Determination of Offering Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	12
Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	13
Selling Shareholders Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	13
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	13
Description of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	14
The Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	16
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	26
Plan of Operation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	31
Management's Discussion and Analysis of Financial Condition and Results of Operations . . . . . . . . . . .	32
Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	37
Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	40
Security Ownership of Certain Beneficial Owners and Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	42
Certain Relationships and Related Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	42
Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	43
Shares Eligible for Future Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	45
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	45
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	45
Disclosure of Commission Position of Indemnification for Securities Act Liabilities . . . . . . . . . . . . . . . . . .	46
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	47

2

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

Xtreme Healthcare Corporation, a Delaware corporation (the “Company”), provides ambulance and emergency medical services. The Company was incorporated in the State of Delaware in September 2011, and was formerly known as Bluewood Acquisition Corporation (“Bluewood” or “Bluewood Acquisition”).

In April and May 2012, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the Company changed its name from Bluewood Acquisition Corporation to Xtreme Healthcare Corporation.

On November 12, 2012, the Company acquired Xtreme Care Ambulance, Inc., a California corporation (“Xtreme Care”), in a stock-for-stock transaction (the “Acquisition”). The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities. Xtreme Care was formed in May 2010 in the State of California. Since its inception, Xtreme Care has provided ambulance and emergency medical services in southern California.

Prior to the Acquisition, Bluewood had no ongoing business or operations and was established for the purpose of completing a business combination with target companies, such as Xtreme Care. As a result of the Acquisition, Xtreme Care became a wholly owned subsidiary of the Company. The Company, as the sole shareholder of Xtreme Care, has taken over the operations and business plans of Xtreme Care.

The Company is located at 4636 Mission Gorge Place, Suite 103-C, San Diego, California 92120. The Company’s main phone number is (619) 822-2674.

Business

The Company operates an ambulance and emergency medical services business in southern California. The Company currently has seven type II ambulances, one type III ambulance and two wheelchair vans, and is licensed through the San Diego County Emergency Medical Services and The California Highway Patrol as a ground ambulance service. The Company employs paramedics, emergency medical technicians (EMTs), registered nurses (RNs), and support staff, including dispatchers, marketers, billers and others. The Company offers services for critical care transport, basic life support, non-emergency transportation, wheelchair transportation and event standby services. Its customers include government agencies, hospitals, skilled nursing facilities, healthcare facilities, dialysis centers, hospice agencies and home health agencies. The Company posted a record high number of 437 calls in June 2012 that it provided emergency response to on behalf of its customers.

Type II ambulances are built using a van type chassis, improved with a raised roof. Type III ambulances have a square patient compartment that is mounted on a cut-a-way van chassis. Wheelchair vans are equipped with a wheelchair lift to lift the patient in a wheelchair into the van. Type III ambulances have increased gross vehicle weight rating (GVWR), storage, and payload capacity over type II ambulances.

3

Risks and Uncertainties facing the Company

The Company has a limited operating history and may experience losses in the near term. The Company needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand the Company’s business, the Company would likely require additional financing. As an early-stage company, management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business.

One of the biggest challenges facing the Company will be in securing adequate capital to continue to expand its business and build a larger scale and more efficient set of operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Company must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it receives from its clients. Third, in order to expand, the Company will need to continue implementing effective sales and marketing strategies to reach and forge new business relationships. The Company has devised its initial sales, marketing and advertising strategies, however, the Company will need to continue refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business. Fourth, the Company must continuously identify, attract, solicit and manage employee talent, which requires the Company to consistently recruit, incent and monitor various employees. High employee turnover or attrition is a significant risk for the Company, as it requires expending substantial resources to locate and train new personnel and also to replace personnel for clients. These tasks require significant time and attention from the Company’s management, and employees may nevertheless become dissatisfied with their respective tenure with the Company.

Due to financial constraints and the early stage of the Company’s life, the Company has to date conducted limited advertising and marketing to reach customers. In addition, the Company has not yet located the sources of funding to develop the Company on a broader scale through acquisitions or other major partnerships. If the Company were unable to locate such financing and/or later develop strong and reliable sources of potential new business relationships and a means to efficiently reach new business partners and customers, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s services are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible, which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 3,000,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus relates to the offer and sale by certain shareholders of the Company of up to 3,000,000 Shares (the “Selling Shareholder Shares”). The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $5.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

4

Common stock outstanding before the offering	23,280,507 (1)
Common stock for sale by selling shareholders	3,000,000
Common stock outstanding after the offering	23,280,507
Offering Price	$5.00 per share
Proceeds to the Company	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

Based on the proposed offering (as shown above) the implied aggregate market value of the common stock of the Company outstanding after the offering (based on the proposed offering price of $5.00 per share) would be $116,402,535. The total stockholders’ equity as of December 31, 2012 for the Company was $(324,912).

Summary Financial Information

As the Company had no operations or specific business plan until the Acquisition, the information presented below is with respect to Xtreme Care, which was acquired by the Company in November 2012 as a result of the Acquisition.

The statements of operations data for the years ended December 31, 2012 and December 31, 2011, respectively, and the balance sheet data as of December 31, 2011 and at December 2010, respectively, are derived from the audited financial statements of the Company and related notes thereto included elsewhere in this prospectus. The statement of operations data for the six months ended June 30, 2013, and the balance sheet data as of June 30, 2013, provided below is derived from the unaudited financial statements of the Company and related notes thereto included elsewhere in this prospectus.

	Six months ended June 30, 2013	Year ended December 31, 2012	Year ended December 31, 2011
Statement of operations data
Revenue	$711,622	$1,080,422	$701,269
Gross Profit	$446,742	$576,228	$449,936
Income (Loss) from operations	$(187,677)	$(351,715)	$(114,682)
Net income (loss)	$(181,925)	$(446,175)	$(150,950)

	At June 30, 2013	At December 31, 2012	At December 31, 2011
	(unaudited)
Balance sheet data
Cash	$(34,452)	$20,746	$39,390
Other assets	$484,077	$526,233	$330,223
Total assets	$449,625	$546,979	$369,613
Total liabilities	$953,933	$871,891	$471,825
Total shareholders’ equity (deficit)	$(504,307)	$(324,912)	$(102,212)

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

5

The Company has generated revenues, but limited profits, to date.

The Company has generated limited profits to date. The business model of the Company involves significant costs of services, resulting in a low margin on revenues. Coupling this fact with operating expenses incurred by the Company, the Company has only generated a small amount of total profits in the past. The Company hopes that as its business expands that the scale of the enterprise would result in a higher operating margin and net margin.

No assurance of continued market acceptance.

There is no assurance that the Company’s services or solutions will continued to meet with market acceptance. Moreover, there is no assurance that these services and solutions will continue to have any competitive advantages. Also, there is no assurance that the market reception will be positive.

The demand for ambulance services is driven by the population’s demographics, which includes the general health of the population and the incident of (for example) drug abuse, car collisions, and violent crimes, among others. Health risks can be reduced through better health education and public safety programs. Additionally, populations with a higher median income are better equipped to pay for preventative care that may decrease the need for ambulance services. Furthermore, during times of recession, patients may be less able to pay for services due to lower disposable income and depleted health insurance coverage.

The Company is an early-stage company with a limited operating history, and as such, any prospective investor may have difficulty in assessing the Company’s profitability or performance.

Because the Company is an early-stage company with a limited operating history, it could be difficult for any investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has limited financial results upon which an investor may judge its potential. As a company still in the early stages of its life, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early-stage business. An investor will be required to make an investment decision based solely on the Company management’s history, its projected operations in light of the risks, the limited operations and financial results of the Company to date, and any expenses and uncertainties that may be encountered by one engaging in the Company’s industry.

The Company is primarily dependent on its contracts with Lifehouse, Kaiser Zion, and Golden Paradise, Chase Care Center, and Kearny Mesa Convalescent. During the year ending 2012, the Company had 1,650 transports from Lifehouse, 417 from Kaiser Zion, 332 from Golden Paradise, and 208 from Chase Care Center. These contracts made up 31.4% of total ambulance, 48.0% of total wheelchair, and 63.6% of special events transports for the Company during 2012.

Top Contracts by Call Volume (2012)
	Ambulance	Wheelchair	Special	TOTAL
Lifehouse	652	984	14	1,650
Kaiser Zion	326	91	0	417
Golden Paradise	142	190	0	332
Chase Care Center	195	13	0	208

The Company is an early-stage organization and has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is an early-stage company with no developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

6

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company is an early-stage company and has little experience in being a public company.

The Company is an early-stage company and as such has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.

The Company may not be able to obtain capital necessary to carry out its intended business plans and operations.

The Company may require capital in order to implement its intended business plans and operations. If the Company is unable to generate such capital through operations or obtain such capital from third party sources (such as, without limitation, from other investors, banks and/or other lenders), the ability of the Company to succeed will be significantly harmed. There is no assurance that the Company will be able to obtain any capital from outside sources.

The Company requires a total of $1,000,000 (“Growth Capital”) to obtain the necessary working capital and vehicles to effectively handle a 1.4 times larger call volume and commence an aggressive marketing plan. The Company will incur the following expenses: payroll, vehicle, equipment and supplies, fee and licensing, insurance, fuel, and marketing and sales expenses. The Growth Capital will support the added expenses for an annual fiscal period, which should also cover any contingencies that may arise during this time of growth and business expansion.

The Company anticipates the cost to launch an aggressive marketing campaign to be approximately $300,000. The Company plans to buy four used Type II ambulances and five wheelchair vans, costing approximately $195,000, to accommodate the added call volume. The Company will incur $360,000 in payroll expenses to support an additional 27 EMTs, three dispatchers, and two billers for a nine month period. Furthermore, the Company will incur approximately $145,000 in other operational expenses such as equipment and supply, fee and licensing, fuel, and insurance:

The failure or inability to perform under client contracts could result in damage to the Company’s reputation and give rise to legal claims against the Company.

If clients are not satisfied with the level of performance, the reputation of the Company in the industry may suffer, which could have a material adverse effect on the business, financial condition, results of operations, and cash flows of the Company.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need strong third party relationships and partnerships in order to develop and grow its business. The Company will be substantially dependent on these strategic partners and third party relationships. For example, the Company relies heavily on large organizations that remit payments to the Company, including Medicare, Medi-Cal and major insurance carriers.

7

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is an early-stage company and has a limited history of its operations. The Company will need to continue generating revenue in order to maintain sustained profitability. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may have difficulty in generating revenues or remaining profitable. The Company relies heavily on large organizations that remit payments to the Company, including Medicare, Medi-Cal and major insurance carriers.

The Company is dependent on Medicare reimbursements for a significant portion of its business. Potential changes in Medicare policies and/or reimbursement rates could have a significant impact on the Company’s operations.

The Company derives a significant portion of its revenues in connection with Medicare reimbursements. Lower reimbursement rates are possible (based on changes in Medicare policies or rates) could have a negative and adverse effect on the Company’s business. For example, due to the recent passage and implementation of The Patient Protection and Affordable Care Act (PPACA), government-run programs (such as Medicare) may impose additional discounts and lower reimbursement rates in order to offset the cost of expanding coverage to greater number of participants.

The Company’s officers and directors beneficially own and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

The officers and directors of the Company currently beneficially own approximately 94% of the Company’s outstanding common stock and assuming sale of all the Shares, will still own approximately 85% of the Company's then outstanding common stock upon closing of the offering. As such, they will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

Executive officers and directors of the Company will retain voting control after the offering, which will allow them to exert substantial influence over major corporate decisions.

The Company anticipates that its executive officers and directors will, in the aggregate, beneficially own approximately 85% of its issued and outstanding capital stock following the completion of this offering, assuming the sale of all Shares hereby offered. Accordingly, the present shareholders, by virtue of their percentage share ownership and certain procedures established by the certificate of incorporation and by-laws of the Company for the election of its directors, may effectively control the board of directors and the policies of the Company. As a result, these stockholders will retain substantial control over matters requiring approval by the Company’s stockholders, such as (without limitation) the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan. The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, and as such would negatively impact the Company's possible overall development.

8

Government regulation could negatively impact the business.

The Company’s business segments may be subject to various government regulations in the jurisdictions in which they operate. Due to the potential wide scope of the Company’s operations, the Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

The regulations that the Company must comply with include: Title 13, California Code of Regulations (13 CCR) (which requires submission of an inspection report for each vehicle in conjunction with the application for an authorized emergency vehicle (AEV) permit); Health Insurance Portability and Accountability Act of 1996 (HIPAA, Title II) (the Company follows all applicable regulations and provisions of HIPAA, Title II); and various federal and state regulations requiring proper maintenance and equipment of the Company’s ambulances.

Failure by the Company to comply with applicable regulations could have a serious adverse affect on the Company as the Company would not be permitted to operate its business and/or certain payment sources (such as Medicare or Medi-Cal) may cease to do business with the Company.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company. The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors should not expect the Company to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops. Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

9

The Company's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

10

The Company may face significant competition from companies that serve its industries.

The Company may face competition from other companies that offer similar services. Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company possesses. These advantages may enable such competitors to respond more quickly to new or emerging trends and changes in customer preferences. These advantages may also allow them to engage in more extensive market research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. The Company believes that its current and anticipated solutions are, and will be, sufficiently different from existing competition, and that there is limited to no competition in its local area. However, it is nevertheless possible that potential competitors may have or may rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margin and loss of market share. The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s services over the longer term. The Company has conducted no marketing studies regarding whether its business would continue to be marketable. No assurances can be given that upon marketing, sufficient customer markets and business segments can be developed to sustain the Company's operations on a continued basis.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company. No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations. Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Company. The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Company has not applied for any intellectual property or trade secret protection on any aspects of its business. The Company has no current plans on attempting to obtain patents, copyright, trademarks and/or service marks on any of its solutions and services. There can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services.

11

The Company is subject to the potential factors of market and customer changes.

The business of the Company is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change. Although the Company intends to continue to develop and improve its services to meet changing customer needs of the marketplace, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts. The future success of the Company will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting and improving the features and functions of its services.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Company may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Company may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Company. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Company.

Outstanding promissory notes and warrants may dilute the ownership of the holders of the Shares.

As of December 31, 2012, there are several promissory notes that are outstanding, and these notes may be converted into shares of common stock (1,384,865 shares total) in the Company pursuant to the conversion terms of these notes. There are no outstanding promissory notes due to related parties as of December 31, 2012. In addition, the Company has issued warrants that can be exercised for shares of common stock (6,387,200 shares total). Conversion of existing promissory notes and/or exercise of warrants into shares of common stock may dilute purchasers of the Shares hereunder. The maximum number of shares of common stock issuable upon conversion of outstanding promissory notes and exercising of warrants is 7,772,065 shares.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the arbitrary opinion of management of the Company.

12

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 3,000,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $5.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers or directors offering the Shares is considered to be a broker of such securities as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors are primarily employed on behalf of the Company in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

The Company estimates that the offering costs to be incurred in this offering will be approximately $83,860, which includes registration, state, Edgar, transfer agent, accounting, legal, and printing fees. None of the aforementioned costs related to the offering are borne by the selling shareholders.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

13

Selling Shareholders

The selling shareholders will offer their shares at a price of $5.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders' Shares. Of the 3,000,000 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, 1,866,097 Selling Shareholder Shares are held by officers, affiliates or directors of the Company.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 23,280,507 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 3,000,000 shares of common stock for sale to the public by the holders thereof at a price of $5.00 per Share. The Company is not directly offering any Shares for sale.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

14

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Warrants

The Company has issued warrants that can be exercised for shares of common stock. Warrants were issued in connection with promissory notes given by the Company to investor in exchange for monies lent to the Company. The exercise of warrants into shares of common stock may dilute purchasers of the Shares hereunder.

During the year ended December 31, 2011, the Company issued 1,177,200 warrants to its note holders. During the year ended December 31, 2012, the Company issued an additional 419,600 warrants to new note holders. As of December 31, 2012, there were outstanding 1,596,800 warrants to purchase shares of common stock at an exercise price for each warrant of $0.25.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the “specialist” common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

15

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS

Background

The Company started its business with the objective to provide the highest quality pre-hospital care for each individual’s needs while administering the highest standard of emergency medical services to all of its patients. As a member of the health care system, the Company delivers high-quality comprehensive services to the local and extended community with compassion, courtesy and accountability.

The Company places great emphasis on individualized care and comfort as healthcare providers. The Company listens with sensitivity to others viewpoints, making every effort to hear and understand rather than to judge. The Company creates and maintains an atmosphere comprised of consideration, respect and generosity, and strives for excellence as well as utilizes high standards of practice when it comes to patient care.

To ensure the highest level quality, the Company works with its customers and partners to develop and improve services, educates and trains employees to support the delivery of high quality service, holds weekly meeting with officers to review operations and quality control, ensures compliance with legal and regulatory standards, and creates an environment that promotes continuous improvement and knowledge. Additionally, the Company utilizes an independent third party to survey customers to improve the quality of their service (although such third party arrangement is not currently in effect). The Company uses customer satisfaction, call response times, and vehicle utilization to measure service quality.

Summary

The Company operates an ambulance and emergency medical services business in southern California. The Company currently has seven type II ambulances, one type III ambulance and two wheelchair vans, and is licensed through the San Diego County Emergency Medical Services and The California Highway Patrol as a ground ambulance service. The Company employs paramedics, emergency medical technicians (EMTs), registered nurses (RNs), and support staff, including dispatchers, marketers, billers and others. The Company offers services for critical care transport, basic life support, non-emergency transportation, wheelchair transportation and event standby services. Its customers include government agencies, hospitals, skilled nursing facilities, healthcare facilities, dialysis centers, hospice agencies and home health agencies. The Company posted a record high number of 440 calls in April 2013 that it provided emergency response to, on behalf of its customers.

16

Type II ambulances are built using a van type chassis, improved with a raised roof. Type III ambulances have a square patient compartment that is mounted on a cut-a-way van chassis. Wheelchair vans are equipped with a wheelchair lift to lift the patient in a wheelchair into the van. Type III ambulances have increased gross vehicle weight rating (GVWR), storage, and payload capacity over type II ambulances.

The Business: Ambulance and Emergency Medical Services

The business of ambulance and emergency medical services, or medical transport, is a critical function to ensuring the health and safety of individuals. In the U.S., as the domestic population is aging, and more people are living longer, it is expected that ambulance and medical transport providers will have greater demands in order to met service needs. In addition, as a growing market for hospitals and long-term care providers is expected to continue in the U.S., the Company anticipates that the number of medical transports occurring each year will continue to grow.

Medical transports are used for emergency situations, but also for various health related reasons (e.g. a dialysis trip) that occur on a routine and ongoing basis. Clients that use these transport services, as well as hospitals and care facilities, require ambulance providers that they can trust that deliver timely and reliable service to healthcare customers.

The Company focuses its efforts on areas of recurring medical transport needs, such as the following:

Skilled Nursing Facilities (SNFs): A typical SNF has numerous beds housing patients who will likely need some form of medical transport from time to time.

Acute Care Hospital (ACH): An ACH provides care to patients needing acute care treatment.

Retirement (RET) and Assisted Living (AL) facilities: RET and AL facilities consist of long-term patients that have ongoing medical needs, due to their age and variety of afflictions.

Home Health Agencies (HHs): The typical HH coordinates in-home care for patients who are elderly and/or have serious medical conditions.

Hospice (HOS) agencies: HOS agencies generally provide care for the terminally ill or dying patients.

Numerous types of specialty care clinics exist, such as dialysis centers, and treat specific medical conditions. Many of these clinics require ongoing and consistent medical transport services, as the type of care and treatment requires ongoing visits.

The Company believes that the true test of success of any medical transportation provider is the ability to consistently deliver high-quality service. Many companies make the claim of high quality, but lack the sufficient operational controls and processes to support this type of consistent, sustained high-quality service. The most fundamental need of a quality medical transport provider is to have the appropriate staff dedicated to the maintenance and improvement of quality patient and customer care. The Company plans to meets this critical need by offering a stringent, self- imposed, continuous quality improvement program.

Material Government Licensing and Regulatory

The Company complies with the following governmental licensing and regulatory regimes:

CHP: Title 13, California Code of Regulations (13 CCR), requires submission of an inspection report for each vehicle in conjunction with the application for an authorized emergency vehicle (AEV) permit. Each vehicle must be inspected to ensure that it is in good mechanical condition and in compliance with applicable provisions of the California Vehicle Code (CVC) and 13 CCR.

17

HIPPA: The Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (HIPAA, Title II) require the Department of Health and Human Services (HHS) to adopt national standards for electronic health care transactions and national identifiers for providers, health plans, and employers. The Company follows all regulations and provisions of HIPAA, Title II. To include and exceed operating rules for each of the HIPAA covered transactions, a unique, standard Health Plan Identifier (HPID), a standard and operating rules for electronic funds transfer (EFT) and electronic remittance advice (RA) and claims attachments.

SDEMS: The ambulance provider shall allow the Permit Officer or his/her designee to inspect, on an announced or unannounced basis, all ambulances used to provide ambulance service. The inspections should be held, whenever possible, during normal business hours; provided, however, that the inspection of an ambulance will be stopped should the ambulance be needed to respond to an Emergency Call. The purpose of such inspections may include, but shall not be limited to, determining if:

(a) The ambulance is properly maintained and equipped for the provision of Ambulance Service;

(b) The description of the ambulance, required by Section 610.203(o) is accurate;

(c) The ambulance contains two-way radios; the radios are in good working order and that the radios are compatible with the County's emergency medical communications system;

(d) if the ambulance is used for emergency transport, that the communication system allows the ambulance driver and ambulance attendant to communicate with the medical staff at both the discharging and receiving facilities; and

(e) The permitted agency is providing services at the care level authorized by the permit issued.

The Company currently meets all standards and provisions of the San Diego County Ambulance Ordinance and hold all certifications required to conduct services.

CMS: Medicare covers ambulance transportation to a medical facility only in conjunction with the beneficiary’s admission for medically necessary inpatient services as specified in subpart H of part 424[64 FR 3648, Jan. 25, 1999, as amended at 65FR 13914, Mar. 15, 2000; 67 FR 9132, Feb. 27,2002]. The Company has been approved by all federally funded carriers to render any and all appropriate services.

(a) Vehicle. A vehicle used as an ambulance must meet the following requirements:

(1) Be specially designed to respond to medical emergencies or provide acute medical care to transport the sick and injured and comply with all State and local laws governing an emergency transportation vehicle.

(2) Be equipped with emergency warning lights and sirens, as required by State or local laws.

(3) Be equipped with telecommunications equipment as required by State or local law to include, at a minimum, one two-way voice radio or wireless telephone.

(4) Be equipped with a stretcher, linens, emergency medical supplies, oxygen equipment, and other lifesaving

Emergency medical equipment as required by State or local laws.

(b) Vehicle staff -

(1) BLS vehicles. A vehicle furnishing ambulance services must be staffed by at least two people, one of whom must meet the following requirements:

(i) Be certified as an emergency medical technician by the State or local authority where the services are furnished.

18

(ii) Be legally authorized to operate all lifesaving and life-sustaining equipment on board the vehicle.

(2) ALS vehicles. In addition to meeting the vehicle staff requirements of paragraph (b)(1) of this section, one of the two staff members must be certified as a paramedic or an emergency medical technician, by the State or local authority where the services are being furnished, to perform one or more ALS services.

(c) Billing and reporting requirements. An ambulance supplier must comply with the following requirements:

(1) Bill for ambulance services using CMS-designated procedure codes to describe origin and destination and indicate on claims form that the physician certification is on file.

(2) Upon a carrier’s request, complete and return the ambulance supplier form designated by CMS and provide the Medicare carrier with documentation of compliance with emergency vehicle and staff licensure and certification requirements in accordance with State and local laws.

(3) Upon a carrier’s request, provide additional information and documentation as required.

(4) The above requirements are standard for any and all federal mandated carriers to include but not limit to Medicare and Medicaid services.

The Market: Ambulance and Emergency Medical Services

Expenditures for emergency and non-emergency ambulance services in the United States are estimated to be approximately $14 billion annually. Ambulance services are provided by municipalities, private providers, hospitals and volunteer organizations, and non-emergency ambulance services are primarily provided by private providers.

The Company believes that several factors, including those mentioned below, will support the positive trends for the growth of the Company and its business:

Aging U.S. population: According to the U.S. Census Bureau, about 72 million Americans, or 19% of the U.S. population, will be age 65 or older in 2030 as compared to 40 million, or 13% in 2010. The Company expects that the continued growth in the number of people over the age of 65 will fuel demand for ambulance and emergency medical services.

Continued aging: Newsmax.com reports that more than 10,000 baby boomers a day will turn 65, a pattern that will continue until at least 2030.

Increased inter-facility use of ambulance services: The increased availability of specialized treatment healthcare facilities, nursing homes and home care, has contributed to greater demand for non-emergency ambulance services between facilities.

Healthcare legislation: The Company expects that the overall effect of the recent federal healthcare legislation to be positive. According to healthcare industry reports, approximately 32 million people who currently have no health insurance will become covered under the new law, with most people required to obtain insurance beginning as early as 2014. We believe that more individuals covered by some form of insurance will help us further reduce our exposure to uncompensated care.

The Market: San Diego Regional Area

Currently, the Company operates in the southern California region of San Diego, including San Diego County. This region represents a large metropolitan area located in the southwestern corner of California. San Diego County defines the metropolitan statistical area of San Diego-Carlsbad-San Marcos, and in its metropolitan capacity is also known as Greater San Diego. In addition, San Diego County is part of the San Diego–Tijuana metropolitan area, with above five million people.

19

In particular, San Diego County is the southwestern-most county in the 48 contiguous United States. The population of San Diego County was over 2.8 million as of the 2000 U.S. Census. According to the 2010 U.S. Census, San Diego County had experience a growth in population to approximately 3.1 million people, making it the second-most-populous county in California, just behind Los Angeles County. In comparison to the rest of the U.S., San Diego County it the fifth most-populous county in the United States and has a population greater than more than 20 of the 50 States in the U.S. San Diego County extends south all the way to the Mexican border, which is also the northern border of the State of Baja California, and the northern municipal limits of Tijuana Municipality and Tecate Municipality. San Diego County is bordered by Orange County and Riverside County on its north, by Imperial County on its east, and the Pacific Ocean on its west and southwest.

In this region, the Company estimates that there are over 8,500 Skilled Nursing Facility (SNF) beds. Based on the Company’s historical research and data, the Company estimates that for every 100 SNF beds, the Company can anticipate about three calls per day for medical transport services. Accordingly, the Company estimates that more than 250 calls per day are made in the San Diego regional area for medical transport services.

In the San Diego region, there are over 6,000 Acute Care Hospital (ACH) beds. Based on the Company’s historical research and data, the Company estimates that for every 100 ACH beds, the Company can anticipate about six calls per day for medical transport services. Accordingly, the Company estimates that more than 350 calls per day are made in the San Diego regional area for medical transport services.

In the San Diego area, there are over 8,200 Retirement (RET) and Assisted Living (AL) beds. Based on the Company’s historical research and data, the Company estimates that for every 300 RET beds, the Company can anticipate about one call per day for medical transport services. Accordingly, the Company estimates that more than 25 calls per day are made in the San Diego regional area for medical transport services.

In San Diego region, there are over 30 Home Health Agencies (HH) beds. Based on the Company’s historical research and data, the Company estimates that at least than 15 calls per day are made in the San Diego regional area for medical transport services.

In the region, there are also approximately 12 Hospice (HOS) agencies. Based on the Company’s historical research and data, the Company estimates that at least than 25 calls per day are made in the San Diego regional area for medical transport services.

In the San Diego area, there are over 60 specialty care clinics, with approximately 25 being dialysis centers. Historically, one Medicare dialysis patient can generate over 300 medical transports annually, with revenue of roughly $80,000 with proper medical necessity.

The Company’s Presence in the Market

The Company currently operates across the San Diego region, including in the cities of Carlsbad, Chula Vista, Coronado, Del Mar, El Cajon, Encinitas (Cardiff-by-the-Sea, Leucadia, Olivenhain), Escondido, Imperial Beach, La Mesa, Lemon Grove, National City, Oceanside, Poway, San Diego, San Marcos, Santee, Solana Beach and Vista.

The Company believes that complete patient and customer care not only requires technical skill, but also requires the ability to take into concern the human factor. In its current operations, the Company focuses not only on the patient’s apparent physical condition, but also the mental and emotional strain that the patient, patient’s family and friends, and caring staff members may be experiencing. Employees of the Company are professional, caring members of the emergency medical services community and are compassionate about the service and care that they provide not only to patients, but to anyone that may be affected by the patients’ condition.

The Company has identified several key areas in which to focus its efforts to improve operations and continue to build and expand its business and service offerings:

20

•	Maintaining State and County licensure by adhering and exceeding local, state, and federal regulations

•	Patient care above and beyond the required scope of practice

•	Business development and marketing to introduce potential partners to the Company’s services

•	Establishing new business and customer relationships

•	Maintaining contact and facilitating growth of existing business relationships

•	Fostering an effective operational structure

•	Providing aggressive training and testing of all employees

•	Delivering Product quality, ease of use, world-class customer service and support

•	Maintaining pricing competitiveness

•	Harnessing employee morale and technical education

•	Boosting customer retention

The Company contracts with facilities which deal directly with customers that have insurance or are able to pay for the facilities directly. This practice greatly reduces the Company’s exposure to uncompensated care. Additionally, the Company does not currently have a “911” emergency contract, which also reduces the Company’s exposure to many uninsured customers.

The Company, at times, has some difficulty billing and collecting amounts owed from uninsured and underinsured clients. The Company typically bills and collects through a facility; however if the patient leaves the facility the Company bills the customer at the address on the patient information form. Sometimes, the customer no longer lives at the address on the patient information form, so it is more difficult for the Company to bill and collect directly from the patient. The Company also deals with customers that do not have secondary insurance, which means that these customers may be underinsured and are personally responsible for the unpaid portion of the bill. The Company has incurred approximately $98,000 in bad debt after adjustments, which represents the amount uncollectible for the year ended December 31, 2012.

Services

The Company provides various critical medical transport services to its customers and the payers of its ambulance services. The types of services that are offered by the Company are the following:

Critical Care Transport (CCT): There are times when a patient in critical condition needs to be transferred from one facility to another facility. Critical patients require a higher level of transport service. The Company provides this service and it is known as Critical Care Transport or CCT. Vehicles are equipped with state-of-the-art technology, allowing the Company to transport the critical patient in a mobile hospital setting. The fleet of dedicated Critical Care Ambulances are staffed by two (2) highly trained Emergency Medical Technicians (EMT's), a licensed Critical Care Transport Registered Nurse (CCTRN), and if necessary a Respiratory Care Practitioner and/or a Paramedic. The Company’s nurses have extensive experience in their clinical specialty (emergency, critical care, and transport nursing) and function under an expanded scope of practice. In addition, CCT Nurses are staffed all around San Diego County, thus allowing the Company to provide the absolute fastest response times.

21

Basic Life Support (BLS): These ambulances are fully equipped and staffed by two highly trained emergency medical technicians (EMTs). The Company proudly provides these ambulance service 7-days a week, 24-hours per day throughout all of San Diego County. All ambulances are licensed and inspected by the California Highway Patrol, and the San Diego County EMS. In addition to making sure that the vehicles and equipment meet and exceed industry standards, the agency also licenses all of EMT field personnel. All EMTs are drug tested and fully medically certified and must undergo an extensive criminal background check prior to employment with the Company. All EMTs are trained by medical professional experts who are certified in Pediatric Advanced Life Support (PALS), Pre-Hospital Trauma Life Support (PHTLS), Advanced Cardiac Life Support (ACLS) and Pediatric Education for The Pre-hospital Provider (PEPP). The state of the art system implemented by the Company combined with its passion for quality patient care allows the Company to be on the cutting edge in timely, efficient and dependable emergency ambulance services.

Non-emergency Transportation: These services include routine appointments and transport for regular medical visits for patients.

Wheelchair Transportation: The wheelchair transportation service solutions are for non-ambulance transport needs. All drivers are CPR/AED and First Aid Certified. Each driver is fully drug tested and must pass an extensive criminal background check prior to employment. In addition all wheelchair van drivers must be issued an identification license by the San Diego Sheriff’s Department.

Special Events: The Company offers BLS stand-by services at special events, such as sporting games, parades, racing events and so forth. Each BLS unit consists of two certified and highly trained EMTs.

The Company believes that the key to its success and growth will be focusing on high quality service to its clients and payers. The Company has implemented a quality assurance program, which measures the sum of all activities undertaken within its system to provide confidence to all of patients and partners that the services available meet the Company’s standard of excellence. The Company’s quality assurance plan is designed to meet a high level and standard of excellence as measured by the provision of timely, efficient and compassionate care to its clients and effective solutions for its customer partners.

The Company’s average tenure for an Emergency Medical Technician (“EMT”) is six to eight months, which figure is in-line with industry norms. Many EMTs utilize the position to gain experience with an aim to launch their careers into the fire department, police department, and emergency 911 services, among others. On average, a new EMT takes 40 hours to train, costing the Company approximately $350.00 per new EMT. Due to high industry turnover, the Company currently employs 23 EMTs to ensure that the Company has a sufficient number available for emergency responses. The Company’s management believes that its strong emphasis on training and developing its new EMTs helps maintain a high level of quality and service with each and every customer of the Company.

The Company is dispatched to transport patients as soon as the Company is notified. The Company’s dispatcher answers the phone, determines the level of service needed, date, time, location of patient, and chief complaint. The dispatcher will then assign the next available unit of the appropriate level of service to the particular call and alert the applicable crew of all vital patient information. In the event that the level of service is deemed to be a Critical Care Transport, there is one additional step to the aforementioned – the dispatcher will have to coordinate the arrival of a CCT nurse along with the nurse’s equipment with the arrival of the ambulance. Once these steps are completed, the ambulance crew arrives on scene, assumes care of the patient, notifies the Company’s dispatch center of any vehicle movements along with any change in the patient’s condition until the patient arrives at their destination and the transfer of care is given to the receiving facility.

Service Commitment

The Company is committed to maintaining a standard of excellence in the provision of timely, efficient, effective, and compassionate care. The Company has combined the processes of quality assurance and quality improvement into a Continuous Quality Improvement (CQI) program that it developed. The CQI Program has three phases: prospective, immediate, and retrospective. Prospective quality improvement happens before a request for service is received, such as recruitment, screening, and the initial training of personnel. Immediate quality improvement occurs during a call and includes the standards of care and continuous education. The retrospective phase of quality improvement is performed after the call is completed and includes chart audits and customer feedback.

22

Pre-hospital care is an ongoing educational process to which the Company has made a solid commitment. The Company believes in continuous employee education. Continuing education programs developed by the Company mandate that employees participate in the on-going healthcare training that the Company conducts. These programs allow employees to expand their knowledge of emergency medical protocols in addition to their current scope of practice.

The Company also believes in actively monitoring complains and in striving to eliminate opportunities of concern and complaint, which may occur from time to time. The Company believes that concerns and complaints are an opportunity for the Company’s team to learn to improve its business operations. Accordingly, all complaints are fully investigated, and if necessary, result in counseling, remedial training, and/or discipline of applicable employees. Training issues are forwarded to the training coordinator; operational issues are forwarded to the operations manager and/or President of the company for immediate review and corrective action.

Customers

The Company provides medical transport services to patients and individuals, but the payers/customers of these services are typically a variety of groups, such as government agencies, hospitals, skilled nursing facilities, specialty healthcare facilities, dialysis centers, hospice agencies, home health agencies, Medicare, Medicaid, commercial insurance groups, and self-pay individuals.

The following customer comprises 10% or more of the Company’s total revenues (of $1,080,422) for the period between January 1, 2012 and December 31, 2012:

Payor	Collected	% of Total Revenue
Medicare:	$654,913	53.3%

Pricing

Pricing for services is negotiated with the payers of the medical transport services, and is typically fixed by contractual arrangement with these entities. Typical rates are determined by Medicare reimbursement rates, as the vast majority of the Company’s business is dependent upon reimbursement from Medicare for patients.

Billing and Collections

The Company’s billing and collection for customers begins when the Company receives a patient care report (“PCR”) from its field staff, which typically occurs the day after a transport takes place. Subsequently, the Company verifies eligibility and generally bills the claim to the appropriate insurance within one to two days from the date of service.  If the explanation of benefits (“EOB”) or payment is not received within 30 days, the Company calls the insurance for a claim status.  All insurance to which the Company bills follow Medicare guidelines, with exception of Medi-Cal which has its own guidelines. The Company’s mix of payors include: Medicare, Medi-Cal, self-insured, and private insurance.

The Company has experienced a few material differences in billing and collections between categories of payors:

Medicare - receive payment or denial in 14 days from the day the claim is billed. If the claim is denied, appealing the claims takes an additional 30 days to process.

Medi-Cal - receive payment or denial anywhere from two to four months after claim is billed. If the claim is denied and it is something the Company can collect on, appealing the claim takes an additional 45-60 days.

Self-insured - Patients receive one invoice, then 30 days later a second invoice, then 30 days later a third invoice. If no payment is received after the third invoice, patient is sent to collections for further efforts.

23

Private insurance – receive payment or denial between 40-60 days. If the claim is denied, appealing the claims takes an additional 21-30 days.

Competition

The top competitors in San Diego County are characterized by a few major competitors (which own the bulk of the market share) and several middle-tier competitors:

The larger competitors include San Diego Medical Services Enterprises (Rural Metro), American Medical Response, Care Ambulance, and Pacific Ambulance. The Company estimates that transport volume from each of the companies is estimated at 20,000 to 70,000 trips annually per company.

The middle-market companies are Americare and Balbo, and the estimated transport volume from each of these companies is typically between 15,000 and 19,000 trips annually per company.

Finally, there also exist smaller, lower-tier companies that compete in the region, including Priority-1, Pineapple Express and, Max Care. The Transport volume from each of these companies is estimated by the Company to be between 5,000 and 14,000 trips annually per company.

Some ambulance service providers have created programs to capture most of these necessary transport markets. The Company believes that many competitors do not adequately focus on customer service when call volume increases because companies are reluctant to reject calls, which may result in a competitor performing the transport and becoming the preferred provider. Due to this continuous fluctuation in the level of service offered by many companies in the sector, many customers of these established transportation companies frequently change providers in the hopes of finding a better solution for their long-term needs.

The Company continuously differentiates its business and operations by strategically growing with its call volume; through using in-house and external data to determine the appropriate number of ambulances that are truly necessary in order to provide a reliable and on-time transportation and last minute emergency responses. If the Company is not able to perform a transport with a contracted facility, the Company does not reject the call, but instead contacts a partnering company to address the transport. The Company hopes to capitalize on this dynamic by continuing to offer a customer-service oriented, high quality service offering that distinguishes it from the competition in the marketplace.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success. The Company hopes to work with several strategic partners in important areas of its business and operations. However, currently, the Company has no such strategic partners, other than its agreement with GHSD, LLC.

GHSD, LLC Partnership

On March 23, 2012, the Company entered into a partnership agreement and promissory note with GHSD, LLC (“GHSD”). Per the terms of the agreement the Company agreed to deliver an initial $50,000 followed by $25,000 each month for the next eight months for a total loan/investment of $250,000 at 8% interest. Subsequently, the Company management renegotiated the terms of the loan reducing the total investment to $145,000. As of December 31, 2012, the full $145,000 has been paid by the Company. The amount carried on the note is convertible in full to an 11.5% ownership interest. The intent of the parties is to convert the note to ownership interest once profit participation has reached a predetermined amount, estimated to be between 36 and 60 months from the date of the initial agreement. Currently, there are no repayment terms on the promissory note. Additionally, there is a risk that the Company may not be able to collect, if the predetermined profit participation level is not reach.

24

The purpose of the partnership agreement and promissory note was to facilitate a closer working relationship between the parties. GHSD recently started a CareMinders HomeCare franchise , which commenced operations July 12, 2012, in San Diego, California that is complementary to the services offered by the Company. Among other rights and restrictions, the Company has the ability to convert its note into equity interests in GHSD. The Company received one seat on the board of directors of GHSD. The Company will generate revenues with GHSD with the interest received, potential increased call volume, and expansion of the Company’s network to bring in more business.

Marketing and Sales

The Company has conducted limited advertising and marketing to date to reach new customers. The Company plans to implement a more vigorous advertising, marketing and sales campaign as part of its effort to build its business over the longer term. The Company believes that it can focus its strategy most effectively by targeting payers of medical transport services that have access to numerous patients/clients that are require the medical transport services.

The Company has given substantial attention to constructing the marketing strategy and plans that it will use in order to grow its business and expand its customers. The Company eventually anticipates a significant budget and need for marketing activities. The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of the Company’s services and competitive solutions. A variety of marketing approaches, emphasizing the competitive advantages and key differentiators of the Company’s services, are expected to be used in order to attract new customers and entice existing customers to do larger volumes of business with the Company.

The Company expects that its sales team will work closely with the marketing team to convert prospects into new customers. The sales team will be structured to align with target markets based on territory and customer patterns.

The anticipated budget for an aggressive marketing campaign to create the customer base and volume needed for the Company to be profitable is anticipated to initially be $300,000. The amount will be divided into different areas of marketing and sales. Examples of the areas include, but are not limited to, the following: compensation for employees and sub-contracted industry specific sales and marketing personnel, printed promotional marketing merchandise, flyers banners and other printed paper propaganda, entertainment expenses such as hosted marketing and networking events to draw in potential customers and revenue generators, travel expenses for the development of professional relationships with potential out of town revenue streams (i.e. third party agencies whose corporate offices are not located in the Company’s corporate office area, but are representing customers that do reside in the area), and registration and participation in local, state and national industry specific groups and associations. The timeframe for implementing the marketing campaigns will be immediately upon securing the necessary capital to being such initiative. Once this marketing budget is available, the Company would plan to rapidly purchase, schedule and register any and all promotional items, networking events, travel plans and registrations. The Company aims to generate positive revenue streams within the first year once the marketing plan is implemented.

Operations

The Company currently leases its occupational space, which consists of approximately 2,700 square feet of space. The lease term is five (5) years and began in August 2012, and the Company pays $0.99 per square feet each month, or approximately, $2,650 per month for the entire leased space.

The Company current owns five ambulances and leases three ambulances used in its business. In addition, the Company owns one wheelchair accessible vehicle and leases one wheelchair accessible vehicle. A summary of these ambulances and vans is listed below:

25

Unit #	Year	Make	Model	Type	Lien
501	1998	Ford	E350	Type II Ambulance	No
502	1998	Ford	E350	Type II Ambulance	No
503	2011	Ford	E350	Type II Ambulance	Yes
504	2006	Ford	E350	Type II Ambulance	No
505	2006	Ford	E350	Type III Ambulance	No
506	2006	Ford	E350	Type II Ambulance	No
507	2012	Ford	E350	Type II Ambulance	Yes
508	2012	Ford	E350	Type II Ambulance	Yes
101	2000	Ford	E250	Wheelchair Van	No
102	2011	Ford	E150	Wheelchair Van	Yes

The Company provides its operations through these medical transport vehicles and the licensed, trained and qualified professionals that serve client medical needs.

Revenues and Losses

The Company posted revenues from operations of $1,080,422 for the year ended December, 2012. The Company posted a net loss of $446,175 during the year ended December 31, 2012.

Equipment Financing

The Company has no existing equipment financing arrangements, other than for its leased ambulance vehicles.

THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware in September 2011, and was formerly known as Bluewood Acquisition Corporation. In April and May 2012, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the Company changed its name from Bluewood Acquisition Corporation to Xtreme Healthcare Corporation.

Acquisition

On November 12, 2012, the Company acquired Xtreme Care Ambulance, Inc., a California corporation (“Xtreme Care”), in a stock-for-stock transaction (the “Acquisition”). The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities. Xtreme Care was formed in May 2010 in the State of California.

The Acquisition was effected by the Company through the exchange of (i) all of the outstanding membership interests of Xtreme Care for 21,010,403 shares of common stock of the Company.

Prior to the Acquisition, Bluewood had no ongoing business or operations and was established for the purpose of completing a business combination with target companies, such as Xtreme Care. As a result of the Acquisition, Xtreme Care became a wholly owned subsidiary of the Company. The Company, as the sole shareholder of Xtreme Care, has taken over the operations and business plans of Xtreme Care.

All outstanding warrants owned by the shareholders of Xtreme Care were exchanged on a one-for-one basis for the purchase of shares of the Company’s common stock following the Acquisition. All conversion rights associated with Xtreme Care’s outstanding notes were exchanged on a one-for-one basis and are convertible into shares of the Company’s common stock following the Acquisition.

26

Relationship with Tiber Creek Corporation

In April 2012, the Company (through Xtreme Care) entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to Xtreme Care; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Tiber Creek received cash fees from the Company for its services. In addition, the Company’s then-current shareholders, Tiber Creek and MB Americus, LLC, a California limited liability company (“MB Americus”), were permitted to retain the aggregate total of 500,000 shares. The engagement agreement also provides that the shares held by Tiber Creek and MB Americus shall be included in the registration statement (i.e. this registration statement) to be filed by the Company. The engagement agreement further provides that the Company will not at any time take or allow any action (whether by reverse stock split or otherwise) which would have the effect of reducing the absolute number of Shares held by Tiber Creek and MB Americus.

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Bluewood Acquisition, are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Bluewood Acquisition) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Promissory Notes

The Company has various promissory notes outstanding, totaling approximately $517,779 at present. These notes incur interest at 12 percent per annum and are typically issued for loan terms of one to two years. As discussed below, holders of the notes have the option to convert warrants issued with their notes into shares of common stock at the ratio of four shares issued for every one dollar of the face value of each note so converted. Since certain holders of notes may convert their notes into shares of common stock, all other holders of the Shares may be diluted.

When purchasing a promissory note from the Company, each investor received one share of common stock and four warrants to purchase shares of common stock for each dollar of the note amount. Prior to the maturity of the note, the holder of the note may exercise the warrants and convert the outstanding balance under the note payable into shares of common stock at $0.25 per share.

There are no related parties whom presently hold notes. Other noteholders who hold notes of a material amount are the following: William H. Kline JR Trust ($40,000), Ralph Sauer ($26,800), Blackburn Family Trust ($25,000), and Stahl Family Revocable Trust ($25,000).

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

27

Research and Development

The Company has not to date undertaken, and does not currently plan to undertake, any material research and development activities.

Employees and Organization

The Company presently has approximately 40 employees, consisting of approximately the following staff:

-2 Paramedics

-23 Emergency Medical Technicians

-3 Registered Nurses

-3 Dispatchers

-4 Marketers

-2 Medical Billers

-3 Others

The Company considers its employees to be a prime strategic asset of its overall business and operations, and the Company strives to operate its business in a lean and cost-effective manner. The management and officers together have experience in the medical transportation industry. The staff consists of registered nurses (RNs), paramedics, emergency medical technicians (EMTs), insurance billers, and dispatchers possess the knowledge, experience and licenses necessary to ensure the utmost in emergency medical services and customer service. The Company’s ambulance staff experience encompasses patient care, emergency and non-emergency medical transportation, private insurance companies, dialysis centers, transportation coordination and service for Medical, Medicare and worker’s compensation. The experience in emergency medical services is the key to what the Company does. The Company strives to provide the highest level of quality care and dependability for each individual’s needs.

Property

The Company currently leases its occupational space, which consists of approximately 2,700 square feet of space. The lease term is five (5) years and began in August 2012, and the Company pays $0.99 per square feet each month, or approximately, $2,650 per month for the entire leased space.

The Company current owns five ambulances and leases three ambulances used in its business. In addition, the Company owns one wheelchair accessible vehicle.

Subsidiaries

Currently, the Company has one subsidiary – Xtreme Care (which was acquired in the Acquisition). The Company is the sole shareholder of Xtreme Care.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

28

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

29

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission, along with any other filings of the Company, as described below.

In June 2011, the Company (as Bluewood Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001534101.

30

PLAN OF OPERATION

Business Plan

The Company operates an ambulance and emergency medical services business in southern California and is licensed through the San Diego County Emergency Medical Services and The California Highway Patrol as a ground ambulance service. The Company employs paramedics, emergency medical technicians (EMTs), registered nurses (RNs), and support staff, including dispatchers, marketers, billers and others. The Company offers services for critical care transport, basic life support, non-emergency transportation, wheelchair transportation and event standby services. Its customers include government agencies, hospitals, skilled nursing facilities, healthcare facilities, dialysis centers, hospice agencies and home health agencies.

The Company is locally owned and operated with its corporate and operations offices at 4636 Mission Gorge Place Ste. 103-C, San Diego, CA 92120. The premises consist of an office suite approximately 2,700 rentable square feet. The Company deploys all vehicles and employees to locations throughout the communities it serves from this location.

The Company currently has seven type II ambulances, one type III ambulance and two wheelchair vans, and is licensed through the San Diego County Emergency Medical Services and The California Highway Patrol as a ground ambulance service.

Type II ambulances are built using a van type chassis, improved with a raised roof. Type III ambulances have a square patient compartment that is mounted on a cut-a-way van chassis. Wheelchair vans are equipped with a wheelchair lift to lift the patient in a wheelchair into the van. Type III ambulances have increased gross vehicle weight rating (GVWR), storage, and payload capacity over type II ambulances.

The Company is dispatched to transport patients as soon as the Company is notified. The Company’s dispatcher answers the phone, determines the level of service needed, date, time, location of patient, and chief complaint. The dispatcher will then assign the next available unit of the appropriate level of service to the particular call and alert the applicable crew of all vital patient information. In the event that the level of service is deemed to be a Critical Care Transport, there is one additional step to the aforementioned – the dispatcher will have to coordinate the arrival of a CCT nurse along with the nurse’s equipment with the arrival of the ambulance. Once these steps are completed, the ambulance crew arrives on scene, assumes care of the patient, notifies the Company’s dispatch center of any vehicle movements along with any change in the patient’s condition until the patient arrives at their destination and the transfer of care is given to the receiving facility.

The Company’s billing and collection for customers begins when the Company receives a patient care report (“PCR”) from its field staff, which typically occurs the day after a transport takes place. Subsequently, the Company verifies eligibility and generally bills the claim to the appropriate insurance within one to two days from the date of service.  If the explanation of benefits (“EOB”) or payment is not received within 30 days, the Company calls the insurance for a claim status.  All insurance to which the Company bills follow Medicare guidelines, with exception of Medi-Cal which has its own guidelines.

The following is a brief summary of the Company’s businesses and business plan, including the types of services, the Company’s customers and its payers:

•	Types of Services:
o	Critical Care Transport (CCT)
o	Basic Life Support (BLS)
o	Non-Emergency Transportation
o	Wheelchair Transportation
o	Event Standby Services

31

•	Customers:
o	Hospitals
o	Skilled Nursing Facilities
o	Specialty Healthcare Facilities
o	Dialysis Centers
o	Hospice Agencies
o	Home Health Agencies
•	Payers:
o	Medicare
o	Medicaid
o	Commercial Insurance
o	Self-Pay Individuals

The Company has overcome various obstacles when implementing its business plan. These obstacles include the following: obtaining the required licensing at local, state and federal levels; obtaining the appropriate contracts with commercial and federal insurance companies in order to be able to bill and collect payments; obtaining financing to secure the equipment, vehicles and personnel to run operations; obtaining effective software and hardware to keep up with the ever changing healthcare industry; establishing a market presence; meeting the customer’s requirement of being able to provide all types of transports from bariatric and to other special needs that require additional equipment to be purchased to accommodate the patient’s and customer’s need; and maintaining high call volume while simultaneously relocating the office to accommodate the Company’s growth.

The Company plans to expand by adding to its fleet of medical transport vehicles and conducting additional business development and customer outreach. The Company aims to increase the services offered in the future and is/has:

•	Currently looking to partner with a school to offer ACLS, PALS, and EMT certification courses.

•	Currently seeking to obtain the required license to conduct clinical education.

•	Two personnel that have recently passed classes to provide CPR instruction and certification for the general public and advanced healthcare providers.

•	Currently seeking to become licensed in Los Angeles County to offer emergency and non-emergency transportation.

•	Planning to add ALS paramedic services and helicopter and fixed wing air ambulance services.

Potential Revenue

The Company expects to earn potential revenue from existing relationships whereby the Company is called for medical transport services. The Company prospects for new clients on an ongoing basis and also seeks additional revenue enhancement opportunities from existing clients. As part of its growth strategy, the Company plans to expand into additional new business relationships, service offerings and geographic territories.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company was incorporated in the State of Delaware in September 2011 and acquired Xtreme Care Ambulance, Inc., a California corporation (“Xtreme Care”), in a stock-for-stock transaction (the “Acquisition”) completed in November 2012.

32

References to the financial condition and performance of the Company below in this section “Management’s Discussions and Analysis of Financial Condition and Results of Operation” are to Xtreme Care.

Revenues and Losses

The Company posted revenues from operations of $1,080,422 for the year ended December 31, 2012. The Company posted a net loss of $446,175 during the year ended December 31, 2012.

Equipment Financing

The Company has no existing equipment financing arrangements, other than for its leased ambulance vehicles.

Pricing

Pricing for services is negotiated with the payers of the medical transport services, and is typically fixed by contractual arrangement with these entities. Typical rates are determined by Medicare reimbursement rates, as the vast majority of the Company’s business is dependent upon reimbursement from Medicare for patients.

Billing and Collections

The Company’s billing and collection for customers begins when the Company receives a patient care report (“PCR”) from its field staff, which typically occurs the day after a transport takes place. Subsequently, the Company verifies eligibility and generally bills the claim to the appropriate insurance within one to two days from the date of service.  If the explanation of benefits (“EOB”) or payment is not received within 30 days, the Company calls the insurance for a claim status.  All insurance to which the Company bills follow Medicare guidelines, with exception of Medi-Cal which has its own guidelines.

Potential Revenue

The Company expects to earn potential revenue from existing relationships whereby the Company is called for medical transport services. The Company prospects for new clients on an ongoing basis and also seeks additional revenue enhancement opportunities from existing clients. As part of its growth strategy, the Company plans to expand into additional new business relationships, service offerings and geographic territories.

Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to expand and implement any part of its longer term business plan or strategy will be severely jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

33

In July 2011 FASB issued Standards Update No. 2011-07, Health Care Entities (Topic 954) Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Health Care Entities. Certain health care entities are required to change the presentation of their statement of operations by reclassifying the provision for bad debts associated with patient service revenue from an operating expense to a deduction from patient service revenue (net of contractual allowances and discounts). Additionally, those health care entities are required to provide enhanced disclosure about their policies for recognizing revenue and assessing bad debts. The amendments also require disclosures of patient service revenue (net of contractual allowances and discounts) as well as qualitative and quantitative information about changes in the allowance for doubtful accounts. For public entities, the amendments are effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2011, with early adoption permitted. For nonpublic entities, the amendments are effective for the first annual period ending after December 15, 2012, and interim and annual periods thereafter, with early adoption permitted. The amendments to the presentation of the provision for bad debts related to patient service revenue in the statement of operations should be applied retrospectively to all prior periods presented. The disclosures required by the amendments should be provided for the period of adoption and subsequent reporting periods.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Revenue Concentration and Credit Risk

We respond to calls for medical transports without pre-screening the creditworthiness of the patient and are subject to collection risk for services provided to insured and uninsured patients. Medicare and Medicaid also receive a contractual discount (35% of previous six month aging accounts receivable) from standard charges for ambulance services. Patient transport revenue is recorded net of provisions for contractual discounts and estimated uncompensated care. Both provisions are estimated during the period the related services are performed based on historical collection experience and any known trends or changes in reimbursement rate schedules and payer mix. The provisions are adjusted as required based on actual collections in subsequent periods. Net reimbursement per patient transport is primarily a function of price, payer mix, and timely and effective collection efforts. Both the pace of collections and the ultimate collection rate are affected by the overall health of the U.S. economy, which impacts the number of indigent patients and funding for state-run programs, such as Medicaid. Medicaid reimbursement rates in many jurisdictions have remained well below the cost of providing medical transportation. In addition, the collection rate is impacted by changes in the cost of healthcare and health insurance including the changes to health insurance coverage provided by employers.

34

Healthcare Reform

The Patient Protection and Affordable Care Act (PPACA) of 2012was signed into law on March 23, 2010, which aims to improve Medicare, control costs, increase the number of insured people, and improve quality and efficiency in healthcare. For example, an insurance exchange is set to be implemented, where individuals can compare and purchase health insurance, with the goal of increasing the number of people with insurance. Because most of the provisions designed to increase access to health benefits for the uninsured or underinsured population are not scheduled to take effect until 2014, there is a high degree of uncertainty on how the implementation of the PPACA will impact the Company’s collection rates. To the extent uninsured patients obtain any type of insurance coverage, the Company’s collection rate my increase. To the extent patients currently covered by private insurance move to government-run programs or to proposed public or private insurance exchanges, collection rates may decrease. Government-run programs, such as Medicare and Medicaid, may also impose additional discounts in determining their reimbursement rates to offset the cost of expanding coverage to greater number of participants.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 605, “Revenue Recognition”, which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured. The Company responds to calls for medical transports without pre-screening the creditworthiness of the patient and are subject to collection risk for services provided to insured and uninsured patients. Medicare and Medicaid also receive contractual discounts from standard charges for ambulance services. Patient transport revenue is recorded net of provisions for contractual discounts and estimated uncompensated care. Both provisions are estimated during the period the related services are performed based on historical collection experience and any known trends or changes in reimbursement rate schedules and payer mix. The provisions are adjusted as required based on actual collections in subsequent periods. Net reimbursement per patient transport is primarily a function of price, payer mix, and timely and effective collection efforts. Both the pace of collections and the ultimate collection rate are affected by the overall health of the U.S. economy, which impacts the number of indigent patients and funding for state-run programs, such as Medicaid. Medicaid reimbursement rates in many jurisdictions have remained well below the cost of providing medical transportation. In addition, the collection rate is impacted by changes in the cost of healthcare and health insurance including the changes to health insurance coverage provided by employers.

Allowance for Doubtful Accounts and Contractual Allowances

The Company determines its allowances for contractual discounts and uncompensated care based on estimated payer mix, payer reimbursement schedules, and historical collection experience. The allowances are reviewed monthly and adjusted periodically based on actual collections. Billings are charged off against the uncompensated care allowance when it is probable that the receivable will not be recovered. The allowance for contractual discounts is related primarily to Medicare and Medicaid patients. The allowance for uncompensated care is related primarily to receivables recorded for self-pay patients. As of December 31, 2012 and December 31, 2011 the allowance for doubtful accounts was $87,379 and $177,922, respectively. The allowance for contractual discounts as of December 31, 2012 and December 31, 2011 is $177,648 and $102,630, respectively.

Risks from Unreimbursed Care

The Company, at times, has some difficulty billing and collecting amounts owed from uninsured and underinsured clients. The Company typically bills and collects through a facility; however if the patient leaves the facility the Company bills the customer at the address on the patient information form. Sometimes, the customer no longer lives at the address on the patient information form, so it is more difficult for the Company to bill and collect directly from the patient. The Company also deals with customers that do not have secondary insurance, which means that these customers may be underinsured and are personally responsible for the unpaid portion of the bill. The Company has incurred approximately $97,000 in bad debt after adjustments, which represents the amount uncollectible for year ended December 31, 2012.

35

Capital Resources

As of December 31, 2012, Xtreme Care had $20,746 cash available.

The Company’s proposed expansion plans and business process improvements will necessitate additional capital and financing. Accordingly, the Company plans to raise outside funding in the near future, for the purposes of funding new vehicle purchases or leases, expanded service offerings and additional employees. As the Company also plans to expand its geographical reach and the region(s) in which it offers its services, the Company will need additional capital for such purposes.

There can be no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its contemplated business plans and operations unless it obtains additional financing or otherwise is able to generate sufficient revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

The Company had investing cash outflow during the year ended December 31, 2012 of $171,804, as compared to the year ended December 31, 2011 of $70,519 investing cash outflow. The increase in investing cash outflow was due to the Company entering into a partnership agreement and promissory note of $145,000 with GHSD, LLC on March 23, 2012. The Company had operating cash outflow during the year ended December 31, 2012 of $348,436, as compared to the year ended December 31, 2011 of $218,224 operating cash outflow. The increase in operating cash outflow was primarily due to a higher loss from operations and a smaller increase in accounts receivable; the Company deemed a portion of their accounts receivable uncollectable in the second quarter of 2012, thus increasing bad debt expense and reducing the accounts receivable. The Company had financing cash inflow during the year ended December 31, 2012 of $501,596, as compared to the year ended December 31, 2011 of $314,188. The increase in financing cash inflows was mainly due to higher proceeds from notes payable.

Discussion of Six Months ended June 30, 2013

The Company generated revenues during the six months ended June 30, 2013 of $711,622, and had cost of revenues of $268,879. Hence, the Company posted a gross profit of $446,752 during the six months ending June 30, 2013.

During the six months ended June 30, 2013, the Company posted an operating loss of $187,677 and a net loss of $181,925.

For the six months ended June 30, 2013, the Company used cash of $61,493 in its operations. The Company incurred $2,652 of capital expenditures during the six months ended June 30, 2013. The Company received $4,505 in cash from investing activities during the six months ended June 30, 2013.

Discussion of Year ended December, 2012

The Company generated revenues during the year ended December 31, 2012 of $1,080,422 as compared to revenues during the year ended December 31, 2011 of $701,269. A major driver of this revenue growth was the increased number of calls that the Company responded to during 2012. The Company responded to 4,188 ambulance calls and 2,664 wheelchair calls during the year ended December 31, 2012, as compared to 1,997 ambulance calls and 1,857 wheelchair calls during the year ended December 31, 2011.

During the year ended December 31, 2012, the Company posted an operating loss of $351,715 and net loss of $446,175, respectively, as compared to an operating loss of $114,682 and net loss of $150,950, respectively, for the year ended December 31, 2011. Specific expenses are shown below for the year ended December 31, 2012 as compared to the year ended December 31, 2011. The increase in expenses on a year-over-year basis was largely associated with the increased number of calls and expanding scope of operations of the Company between 2011 and 2012.

36

	Year ended December 31, 2012	Year ended December 31, 2011

Cost of revenues	$504,194	$251,333
Compensation expense	$170,164	$49,500
Professional fees	$140,145	$15,372
Consulting fees	$73,490	$95,073
General and administrative	$303,315	$226,751

The increase in cost of revenues from year end December 31, 2011 to year end December 31, 2012 was primarily due to approximately $149,000 higher regular wages, $47,000 higher fuel expense, and $12,000 higher vehicle repairs and maintenance. The increase in compensation expense from year end December 31, 2011 to year end December 31, 2012 was primarily due to approximately $102,000 higher office personnel wages. The increase in professional fees from year end December 31, 2011 to year end December 31, 2012 was primarily due to approximately $51,000 higher legal fees and $36,000 higher accounting fees. The increase in general and administrative from year end December 31, 2011 to year end December 31, 2012 was primarily due to approximately $23,000 construction expense, $16,000 higher insurance expenses, and $16,000 higher office expenses.

For the year ended December 31, 2012, Xtreme Care generated used of $348,436 in its operations. During the year ended December 31, 2011, the Company used cash of $218,224 in its operations.

The Company incurred $26,804 of capital expenditures during the year period ended December 31, 2012, as compared to capital expenditures of $70,519 for the year period ended December 31, 2011.

Discussion of Year ended December 31, 2011

Xtreme Care generated revenues during the year ended December 2011 of $701,269. The Company did not post any revenues during its partial year ending December 31, 2010. The Company responded to 1,997 ambulance calls and 1,857 wheelchair calls during the year ended December 31, 2011.

During the year ended December 31, 2011, Xtreme Care posted an operating loss of $114,682 and a net loss of $150,950, respectively, as compared to an operating loss of $34,608 and a net loss of $39,292, respectively, for the partial year ending December 31, 2010. For the year ended December 31, 2011, the Company’s major expenses consisted of the following categories: cost of revenues ($251,333); compensation expense ($49,500); bad debt expense ($177,922); professional fees ($15,732); consulting fees ($95,073); and general and administrative costs ($226,751).

For the year ended December 31, 2011, Xtreme Care used cash of $218,224 in its operations. During the partial year ending December 31, 2010, Xtreme Care used cash of $28,087 in its operations.

Xtreme Care incurred $70,519 of capital expenditures during the year ended December 31, 2011, as compared to capital expenditures of $83,670 for the partial year ending December 31, 2010.

37

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its officers:

Name	Age	Position	Year Commenced
Souheil Jawad	31	President, Secretary, Treasurer and Director	2012
Alohi Rieger	36	Vice President	2012
Brandon Zelones	29	Chief Financial Officer	2012
Kandis Munro	53	Vice President of Marketing	2012
Jenna Barker	26	Director of Billing	2012
Royce Green	24	Dispatch Manager, Xtreme Care	2010
Don Hunsaker II, PhD	72	Consultant, Xtreme Care	2010

Souheil Jawad

Souheil Jawad is the President, Secretary and Treasurer, and a Director, of the Company. Currently, he is the sole officer and director of the Xtreme Healthcare Corporation. Mr. Jawad is also the Chief Executive Officer and a Director fo Xtreme Care, a subsidiary of the Company. Mr. Jawad was born and raised in Casablanca, Morocco, and in 1999, moved to the United States to pursue a career in business. While attending college at San Diego State University, he started his own transportation company. Mr. Jawad received his Bachelor’s Degree in Business Marketing from San Diego State University in 2004. Since graduating from college, Mr. Jawad began his career in the non-emergency medical transportation industry. Mr. Jawad built his own medical transportationc company and sold it in 2009. Since then, he has started Xtreme Care in 2010, with a afocus on his passion to provide professional assistance to the community and its senior citizens.

Alohi Rieger

Alohi Rieger is the Vice President of Xtreme Care. He has 15 years of experience in the Private Medical Transportation industry specializing in Ambulance Organization Management, Operations, Communications, Business Development, Contracting, Fiscal Management, Customer Service, Customer Retention, and Patient Care. Beginning his career in San Diego, CA. Mr. Rieger has founded, created, coordinated and spearheaded the start-up, development and expansion of numerous successful ambulance companies throughout California and has worked in all aspects of the private ambulance industry from beginning as a part time EMT while attending San Diego State University to currently owning and operating successful companies in various industries. He was approved for the San Diego Associate Member Council for healthcare. Mr. Rieger strives to perfect the medical transportation service to cater to the needs of the customer and its patients with a strong focus on the overall success of operating a profitable organization.

Brandon Zelones

Brandon Zelones joined Xtreme Care in 2012. He is a Chief Financial Officer and oversees the company’s strategic growth and compliance. He has more than five years of financial services experience in finance, valuations, and relationship management.

Prior to joining Xtreme Care, Mr. Zelones worked as an Investment Banker at Venegas Herrera, LLC, a Los Angeles-based boutique investment bank. As an Investment Banker, he developed company valuations, financial models, and transaction materials. Furthermore, Mr. Zelones researched and developed potential buyers, sellers, and other strategic target market lists. He also worked as a Financial Advisor at J.P. Morgan managing a diversified portfolio of 500+ accounts and portfolio assets of $44+ million. Additionally, Mr. Zelones worked as a Senior Premier Banker and Investment Consultant for Wells Fargo, where he was ranked #2 nationwide as a Premier Banker in overall sales and achieved over 240% to goal.

Born and raised in San Diego, Mr. Zelones earned his M.B.A. (emphasis in Corporate Finance & Financial Accounting) and Graduate Certificate (emphasis in Financial Analysis & Valuation) from the USC Marshall School of Business; he also earned his Bachelor of Business Administration from the San Diego State University. Currently, Mr. Zelones is Chartered Financial Analyst (CFA) Level II Candidate and plans to complete the CFA designation June 2014.

38

Kandis Munro

Kandis Munro is the Vice President of Marketing for Xtreme Care. Ms. Munro has over 15 years of experience in Marketing and Business Development. She was in charge of establishing "new business" in San Diego for Priority One BLS ambulance service (1998-2001). Additionally, she established Emergency Medical Training  Services in 2001 to Provide CPR and First Aid instruction to the healthcare  community in San Diego and Orange County, Ca.  Ms. Munro also worked as Marketing Director for Healthcare Group at the Grossmont Gardens community (2006- 2010). Furthermore, she assisted in launching a new Skilled Nursing Facility: Bella Vista Health Center in Lemon Grove (2011-2012). Ms. Munro is a member in good standing with the San Diego Council on Aging, the Senior Service Providers of San Diego, and the Senior Services Networking Group in San Diego.

Jenna Barker

Jenna Barker is the Director of Billing Operations for Xtreme Care, where she specializes in EMS accounts receivable and contracting to include: Medicare, Medi-Cal, Managed Care Plans, third party payers, Local, State, and Federal regulations. Ms. Barker has eight years of experience in EMS accounts receivable and is constantly attending classes, seminars and web courses to keep up with the ongoing changes of compliance and policies of health care billing and coding to improve her career.

Royce Green

Royce Green is the Dispatch Manager for Xtreme Care. Mr. Green has over 7 years of experience in management of high call volume environments, ALS (advanced life support) and BLS (basic life support) patient care settings within the pre-hospital transportation industry, documentation management, CAD (computer aided dispatch) systems, System Status Management, advanced EMS (emergency medical service) communications training, EMD (emergency medical dispatcher) certification and emergency driver training. Mr. Green is also currently in the process of completing his Bachelor’s degree in Business Administration at San Diego State University.

Don Hunsaker II, PhD

Don Hunsaker II, PhD, is a Consultant for Xtreme Care. Dr. Hunsaker received his Ph.D. degree from the University of Texas and then moved to San Diego in 1960. He taught at San Diego State University from 1960 until 1996 when he retired from classroom teaching and turned to full time research in the biological sciences. Dr. Hunsaker conducts research programs through the San Diego State University Foundation and Hubbs Sea World Research Institute. Dr. Hunsaker has been involved in planning and development of large scale research and planning projects from the conceptualization stage to the actual implementation in the field. Previously, he served as a coordinator of the U.S. Peace Corps for the State Department in Colombia for two years. Dr. Hunsaker has traveled extensively throughout South America and many countries of the world on his research projects. In addition, he has served as an officer and member of various charitable organizations that included significant travel in Europe that supported international health related activities. Dr. Hunsaker has served on numerous boards of directors to advise companies on business policies, and has been active in medical management businesses for the several years. Dr. Hunsaker has been a principal and officer in a medical billing company and another in health care management. He also assisted in setting up and operating a company that provided comprehensive offsite rehabilitation facilities.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

39

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings of a material nature in which the Company or any subsidiary is a party.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

Name/Position	Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity Incentive Plan Compensation	Nonqualified Deferred Compensa tion Earnings	All Other Compensation	Total

Souheil Jawad	2012	$18,820	$0	$0	$0	$0	$0	$0	$18,820
President/CEO	2011	$11,431							$11,431
Xtreme Care	2010

Alohi Rieger	2012	$5,500							$5,500
Vice President	2011
Xtreme Care	2010

Brandon Zelones	2012	$0
CFO	2011
Xtreme Care	2010

Kandis Munro	2012	$2,500							$2,500
VP of Marketing	2011
Xtreme Care	2010

Jenna Barker	2012	$6,293							$6,293
Director of Billing	2011
Xtreme Care	2010

Royce Green	2012	$24,000							$24,000
Dispatch Manager	2011	$14,296							$14,296
Xtreme Care	2010

Don Hunsaker II, PhD	2012	$0
Consultant	2011
Xtreme Care	2010

40

Description of Director Compensation Table

Name	Fees Earned or Paid	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Other Def.	All Other Compensation	All Comp-Stock and Plans	Total

Souheil Jawad	$0	$0	$0	$0	$0	$0	$0	$0
Director

As of December 31, 2012, there was no accrued compensation that was due to the Company’s employees or officers. Upon successful completion by the Company of a primary public offering in the future (or the completion of other financing or funding), however, the Company may compensate officers and employees as is discussed below in “Anticipated Officer and Director Remuneration.”

Certain officers may have received certain shares of common stock in the Company in connection with the change of control of the Company (the Acquisition). Accordingly, the Company has not recorded any compensation expense in respect of any such shares issued to the officers as such shares do not represent compensation that was paid to any officer. The officers receiving shares of common stock in the Acquisition are the following (name and shares of common stock of the Company received in the Acquisition): Souheil Jawad (20,000,000 shares); Don Hunsaker II, PhD (25,500 shares); and Royce Green (50,000 shares).

There are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company, until such time as the Company is profitable, experiences positive cash flow or obtains additional financing. However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion. No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the company or a change in his or her responsibilities following a change in control. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company (see “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

As of December 31, 2012, the Company has not entered into any employment agreements with any of its officers.

Anticipated Officer and Director Remuneration

The Company pays reduced levels of compensation to its officers and director at present. The Company intends to pay regular, competitive annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches greater profitability, experiences larger and more sustained positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering additional cash and non-cash compensation to officers and directors. Currently, the Company has not determined specific metrics that will trigger an increase in annual salaries and other compensation for officers and directors. In addition, although not presently offered, the Company anticipates that its officers and directors will be provided with additional fringe benefits, health and dental benefits, and various perquisites at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company may plan to offer 401(k) matching funds as a retirement benefit at a later time.

41

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name	Position	Number of Shares of Common Stock	Percent of Class Before Offering (1)	Percent of Class After Offering (2)

Souheil Jawad	President, Secretary, Treasurer and Director CEO and Director, Xtreme Care	21,439,210	92%	84%

Alohi Rieger	Vice President	0	*	*

Brandon Zelones	Chief Financial Officer	0	*	*

Kandis Munro	Vice President of Marketing	0	*	*

Brandon Seaton	Director of Marketing	0	*	*

Jenna Barker	Director of Billing	0	*	*

Royce Green	Dispatch Manager, Xtreme Care	50,000	*	*

Don Hunsaker II, PhD	Consultant, Xtreme Care	356,394	2%	1%

Total owned by officers and directors		21,845,604	94%	86%

* Less than 1%

(1) Based upon 23,280,507 shares outstanding as of the date of this offering.

(2) Assumes sale of all 3,000,000 Shares offered, and 23,280,507 shares outstanding following the offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a partner in the law firm which acts as counsel to the Company, is the sole owner and director of Tiber Creek Corporation which owns 250,000 shares of the Company's common stock. Tiber Creek has received consulting fees of from the Company and also holds shares in the Company. Tiber Creek and its affiliate, MB Americus LLC, a California limited liability company, each currently hold 250,000 shares in the Company.

42

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Company. As the organizers and developers of Bluewood, Mr. Cassidy and Mr. McKillop were involved with the Company prior to the Acquisition. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement.

As of September 30, 2012, Mr. Jawad had advanced an outstanding loan amount of $101,988 to the Company for various operating expenses and acquisitions of needed property by Xtreme Care. These loans have a three year term and accrue interest at 12%, and are convertible into shares of common stock of the Company pursuant to exercise of warrants issued with the note.

Certain officers received certain shares of common stock in the Company in connection with the change of control of the Company (the Acquisition). The officers receiving shares of common stock in the Acquisition are the following (name and shares of common stock of the Company received in the Acquisition): Souheil Jawad (20,000,000 shares); Don Hunsaker II, PhD (25,500 shares); and Royce Green (50,000 shares).

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 3,000,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $5.00 per share, until the Company's common stock is listed on a national securities exchange or is quoted on the OTC Bulletin Board (or a successor); after which, the selling shareholders may sell their shares at prevailing market or privately negotiated prices, including (without limitation) in one or more transactions that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

43

The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name	Shares Owned Number	Before Offering (1) Percentage	Offered Herein Number	Shares Owned Number	After Offering (2) Percentage

Souheil Jawad
President, Secretary, Treasurer and Director CEO and Director, Xtreme Care	21,439,210	93%	1,790,597	19,648,613	85%

Don Hunsaker II, PhD
Consultant, Xtreme Care	356,394	*	25,500	330,894	1%

Royce Green	50,000	*	50,000	0	*
Dispatch Manager, Xtreme Care

Larry Bicknell	5,000	*	5,000	0	*

Susan Blackburn	34,900	*	34,900	0	*

Richard Breinlinger	10,000	*	10,000	0	*

Henry Brunk	20,000	*	20,000	0	*

James Cassidy (3)	250,000	1%	250,000	0	*

Mohammed Chraibi	20,000	*	20,000	0	*

Guadalupe Cisneros	10,000	*	10,000	0	*

Merlin Cross	10,000	*	10,000	0	*

Hector Cruz	12,000	*	12,000	0	*

Megan Ellison	10,000	*	10,000	0	*

Aaron Elster	5,000	*	5,000	0	*

Daniel Elster	5,000	*	5,000	0	*

Leon Elster	20,000	*	20,000	0	*

Jennifer Hayes	100,000	*	100,000	0	*

Norman Joslyn	10,000	*	10,000	0	*

Olga Kist	25,000	*	25,000	0	*

William Kline	60,000	*	60,000	0	*

Dorothy Kurtz	25,203	*	25,203	0	*

Linda Lenore	1,000	*	1,000	0	*

Ronald Levine	5,000	*	5,000	0	*

Gloria Lopez	10,000	*	10,000	0	*

Laurence Mahr	5,000	*	5,000	0	*

James McKillop (4)	250,000	1%	250,000	0	*

Clive Newcomb	5,000	*	5,000	0	*

Manuel Robles	10,000	*	10,000	0	*

Romulo Samson	10,000	*	10,000	0	*

Ralph Sauer	26,800	*	26,800	0	*

David Smarsh	20,000	*	20,000	0	*

Frederick Stahl	25,000	*	25,000	0	*

Susan Strzalkowski	1,000	*	1,000	0	*

Lowell Tompkins	5,000	*	5,000	0	*

Martha Tompkins	10,000	*	10,000	0	*

John Warner	18,000	*	18,000	0	*

Jeffery Willmann	100,000	*	100,000	0	*

* Less than 1%

44

(1) Based upon 23,280,507 shares outstanding as of the date of this offering.

(2) Assumes sale of all 3,000,000 Shares offered, and 23,280,507 shares outstanding following the offering.

(3) Includes 250,000 shares held by Tiber Creek Corporation, a Delaware corporation, which provided certain services to the Company as discussed herein. Mr. Cassidy is the president and sole shareholder of Tiber Creek Corporation.

(4) Includes 250,000 shares held by MB Americus, LLC, a California limited liability company. Mr. McKillop also works with Tiber Creek Corporation from time to time. Mr. McKillop is an officer and the sole shareholder of MB Americus, LLC.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 23,280,507 shares of common stock outstanding of which 21,845,604 shares are owned by officers and directors of the Company. If the maximum number of Shares offered herein is sold, there will be 23,280,507 shares outstanding of which 19,979,507 will be owned by officers and directors of the Company.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 250,000 shares of common stock of the Company owned by Tiber Creek Corporation.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through Bluewood Acquisition. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Bluewood Acquisition prior to its change of control and subsequent business combination with Xtreme Care.

EXPERTS

Kenne Ruan, CPA, P.C., an independent registered public accounting firm, has audited the balance sheets of Xtreme Care Ambulance Inc. as of December 31, 2011 and December 31, 2010, and the related statements of operations, changes in shareholders’ equity (deficit), and cash flows for the year ended December 31, 2011 and the period from May 28, 2010 (inception) through December 31, 2010. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of July 9, 2012, given their authority as experts in accounting and auditing.

Kenne Ruan, CPA, P.C., an independent registered public accounting firm, has audited the balance sheets of Xtreme Care Healthcare Corporation as of December 31, 2012 and December 31, 2011, respectively, and the related statements of operations, changes in shareholders’ equity (deficit), and cash flows for the year ended December 31, 2012 and December 31, 2011, respectively. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of April 5, 2013, given their authority as experts in accounting and auditing.

45

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

46

XTREME HEALTHCARE CORPORATION

(formerly Bluewood Acquisition Corporation)

INDEX TO FINANCIAL STATEMENTS

For the six month ended June 30, 2013 and June 30, 2012

(Unaudited)

Balance Sheets as of June 30, 2013 (unaudited) and December 31, 2012	F-1
Statements of Operations for the three and six months ended June 30, 2013 and 2012 (unaudited)	F-2
Statements of Cash Flows for the six months ended June 30, 2013 and 2012 (unaudited)	F-3
Notes to the Financial Statements (unaudited)	F-4

47

Xtreme Healthcare Corporation
(formerly Bluewood Acquisition Corporation)
Consolidated Balance Sheets (Unaudited)
June 30, 2013 and December 31, 2012

	June 30, 2013	December 31, 2012
ASSETS

Current Assets:
Cash	$12,462	$20,501
Accounts receivable, net of allowances of $488,403 and $ 265,027 respectively	184,600	244,674
Other current assets	20,540	2,510
Total Current Assets	217,602	267,685
Property and equipment, net	107,378	120,883
Note receivable	145,000	145,000
Other assets	26,559	15,707
Total Assets	$496,539	$549,275

LIABILITIES AND STOCKHOLERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$46,801	$34,412
Accrued interest	39,530	19,160
Other accrued expenses	120,102	60,278
Notes payable, net of discount of $3,686 and $10,191 respectively	215,714	268,979
Due to related party (officer)	33,000	—
Total Current Liabilities	455,147	382,829
Long term liabilities
Loan payable	238,000	240,028
Long term portion of notes payable	307,700	248,800

Total Liabilities	1,000,847	871,657

Stockholders' Equity (Deficit):
Common stock, $.001 par value, 50,000,000 shares authorized, 21,701,682 and 20,304,300 issued and outstanding, respectively	21,701	21,701
Additional paid in capital	289,804	289,804
Accumulated deficit	(815,813)	(633,887)
Total Stockholders' Equity (Deficit)	(504,308)	(322,382)
Total Liabilities and Stockholders' Equity (Deficit)	$496,539	$549,275

The accompanying notes are an integral part of these consolidated financial statements.

F-1

Xtreme Healthcare Corporation
(formerly Bluewood Acquisition Corporation)
Consolidated Statements of Operations (Unaudited)
For the three and six months ended June 30, 2013 and 2012

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Revenue:
Patient transport revenue, net of provision for contractual discounts	$493,435	$357,456	$903,230	$612,311
Provision for uncompensated care	(181,420)	(5,962)	(191,608)	(6,784)
Revenue, net	312,015	351,494	711,622	605,527
Cost of revenue	149,557	119,181	264,879	225,814
Gross margin	162,458	232,313	446,743	379,713

Operating Expenses:
Compensation expense	52,467	50,619	106,925	89,995
Bad debt expense	113,507	64,974	232,134	66,098
Professional fees	25,770	43,708	70,839	94,460
Consulting fees	28,627	9,995	50,422	45,515
General and administrative	68,913	83,528	127,610	148,254
Total operating expenses	289,284	252,824	587,930	444,322
Loss from operations	(126,826)	(20,511)	(141,187)	(64,609)
Other income and (expense):
Interest income	2,829	1,486	5,753	1,498
Interest expense	(21,414)	(17,585)	(46,491)	(33,089)
Other income	—	1,078	—	1,078
Total other expense	(18,585)	(15,021)	(40,738)	(30,513)
Net loss	$(145,411)	$(35,532)	$(181,925)	$(95,122)

Loss per share, basic	$(0)	$(0)	$(0)	$(0)
Weighted average shares outstanding, basic	20,997,248	20,151,733	20,997,248	20,151,733

The accompanying notes are an integral part of these consolidated financial statements.

F-2

Xtreme Healthcare Corporation
(formerly Bluewood Acquisition Corporation)
Statements of Cash Flows (Unaudited)
For the six months ended June 30, 2013 and 2012

	Six Months Ended	Six Months Ended
	June 30, 2013	June 30, 2012
Cash flows from operating activities:
Net gain (loss)	$(181,925)	$(95,122)
Adjustments to reconcile net loss to total cash used in operations:
Common stock issued for loan fees	—	23,725
Discount on convertible notes	6,505	345
Depreciation expense	18,005	15,393
Bad debt expense	232,134	66,098
Changes in assets and liabilities:
(Increase) / decrease in accounts receivable	(172,059)	88,420
(Increase) / decrease in other assets	(28,883)	(11,558)
Increase / (decrease) in accrued interest, related party	—	(18,738)
Increase / (decrease) in accrued interest	20,370	—
Increase / (decrease) in due to officer	33,000	—
Increase / (decrease) in other accrued liabilities	59,823	15,624
Increase / (decrease) in accounts payable	12,389	—
Net cash provided by (used) in operating activities	(641)	84,187

Cash flows from investing activities
Purchase of property and equipment	(4,500)	(16,357)
Net cash used in investing activities	(4,500)	(16,357)

Cash flows from financing activities:
Common stock issued for converting note payable	—	2,800
Additional paid in capital adjusted for debt discount	—	4,334
Repayment of loan payable	(2,028)	110
Proceeds from notes payable	1,130	74,900
Repayment of notes payable	(2,000)	(116,101)
Net cash provided by financing activities	(2,898)	(33,957)
Net increase (decrease) in cash	(8,039)	33,873
Cash at beginning of period	20,501	39,390
Cash at end of period	$12,462	$73,263

Cash paid for:
Interest	$3,500	$19,818
Taxes	$—	$—
Supplemental disclosure of non cash activities
Warrants issued to note holders	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Xtreme Healthcare Corporation

(formerly Bluewood Acquisition Corporation)

Notes to Consolidated Financial Statements for June 30, 2013

(Unaudited)

NOTE 1: HISTORY OF OPERATIONS

Business Activity

Xtreme Healthcare Corporation, a Delaware corporation (the “Company”), provides ambulance and emergency medical services. The Company was incorporated in the State of Delaware in September 2011, and was formerly known as Bluewood Acquisition Corporation (“Bluewood” or “Bluewood Acquisition”).

In April and May 2012, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the Company changed its name from Bluewood Acquisition Corporation to Xtreme Healthcare Corporation.

On November 12, 2012, the Company acquired Xtreme Care Ambulance, Inc., a California corporation (“Xtreme Care”), in a stock-for-stock transaction (the “Acquisition”). The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities. Xtreme Care was formed in May 2010 in the State of California. Since its inception, Xtreme Care has provided ambulance and emergency medical services in southern California.

Prior to the Acquisition, Bluewood had no ongoing business or operations and was established for the purpose of completing a business combination with target companies, such as Xtreme Care. As a result of the Acquisition, Xtreme Care became a wholly owned subsidiary of the Company. The Company, as the sole shareholder of Xtreme Care, has taken over the operations and business plans of Xtreme Care.

The Company operates an ambulance and emergency medical services business in southern California. The Company currently has seven type II ambulances, one type III ambulance and two wheelchair vans, and is licensed through the San Diego County Emergency Medical Services and The California Highway Patrol as a ground ambulance service. The Company employs paramedics, emergency medical technicians (EMTs), registered nurses (RNs), and support staff, including dispatchers, marketers, billers and others. The Company offers services for critical care transport, basic life support, non-emergency transportation, wheelchair transportation and event standby services. Its customers include government agencies, hospitals, skilled nursing facilities, healthcare facilities, dialysis centers, hospice agencies and home health agencies.

Principles of Consolidation

The consolidated financial statements include the accounts of Xtreme Healthcare Corporation and Xtreme Care Ambulance, Inc. All significant intercompany accounts and transactions have been eliminated.

F-4

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

On an on-going basis, management evaluates our estimates and judgments, including those related to revenue recognition, deferred income taxes, and valuation of long-lived assets. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Management believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of our consolidated financial statements.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of June 30, 2013 and December 31, 2012, there were $12,462 and $20,501 cash and cash equivalents, respectively.

Concentration of revenue and credit risk

We respond to calls for medical transports without pre-screening the creditworthiness of the patient and are subject to collection risk for services provided to insured and uninsured patients. Medicare and Medicaid also receive contractual discounts (35% of previous six month aging accounts receivable) from our standard charges for ambulance services. Patient transport revenue is recorded net of provisions for contractual discounts and estimated uncompensated care. Both provisions are estimated during the period the related services are performed based on historical collection experience and any known trends or changes in reimbursement rate schedules and payer mix. The provisions are adjusted as required based on actual collections in subsequent periods. Net reimbursement per patient transport is primarily a function of price, payer mix, and timely and effective collection efforts. Both the pace of collections and the ultimate collection rate are affected by the overall health of the U.S. economy, which impacts the number of indigent patients and funding for state-run programs, such as Medicaid. Medicaid reimbursement rates in many jurisdictions have remained well below the cost of providing medical transportation. In addition, the collection rate is impacted by changes in the cost of healthcare and health insurance including the changes to health insurance coverage provided by employers.

The Congressional Budget Office (CBO) projects that Federal funding for Medicaid and Medicare will increase an average of 7.5% per year until 2017. This growth is expected to be fueled primarily by the expansion of the Medicare program as the US senior population (aged 65 or higher) grows from 43 million in 2012 to almost 50 million in 2017, according to US Census projections.

During the past five years, US Congress has consistently attempted to curb federal spending on Medicare programs. Medicare covers only a portion of the transportation, while the other portion is collected from private insurance or self-pay.

Healthcare Reform

The Patient Protection and Affordable Care Act (PPACA) of 2012was signed into law on March 23, 2010, which aims to improve Medicare, control costs, increase the number of insured people, and improve quality and efficiency in healthcare. For example, an insurance exchange is set to be implemented, where individuals can compare and purchase health insurance, with the goal of increasing the number of people with insurance. Because most of the provisions designed to increase access to health benefits for the uninsured or underinsured population are not scheduled to take effect until 2014, there is a high degree of uncertainty on how the implementation of the PPACA will impact the Company’s collection rates. To the extent uninsured patients obtain any type of insurance coverage, the Company’s collection rate my increase. To the extent patients currently covered by private insurance move to government-run programs or to proposed public or private insurance exchanges, collection rates may decrease. Government-run programs, such as Medicare and Medicaid, may also impose additional discounts in determining their reimbursement rates to offset the cost of expanding coverage to greater number of participants.

F-5

Risks from Unreimbursed Care

The Company, at times, has some difficulty billing and collecting amounts owed from uninsured and underinsured clients. The Company typically bills and collects through a facility; however if the patient leaves the facility the Company bills the customer at the address on the patient information form. Sometimes, the customer no longer lives at the address on the patient information form, so it is more difficult for the Company to bill and collect directly from the patient. The Company also deals with customers that do not have secondary insurance, which means that these customers may be underinsured and are personally responsible for the unpaid portion of the bill.

Stock Based Compensation

We account for equity instruments issued in exchange for the receipt of goods or services from non-employees. Costs are measured at the fair market value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of the date on which there first exists a firm commitment for performance by the provider of goods or services or on the date performance is complete. The Company recognizes the fair value of the equity instruments issued that result in an asset or expense being recorded by the company, in the same period(s) and in the same manner, as if the Company has paid cash for the goods or services.

Use of Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Property and Equipment

Property and equipment are recorded at cost. Expenditures that increase the useful lives or capacities of the property and equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives as follows:

Computer equipment/software - 3 years

Furniture and fixtures - 3 years

Machinery and equipment - 5 years

Automobiles – 7 years

Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable, accrued liabilities and notes payable, as applicable, approximates fair value due to the short-term nature of these items. The fair value of the related party notes payable cannot be determined because of the Company's affiliation with the parties with whom the agreements exist. The use of different assumptions or methodologies may have a material effect on the estimates of fair values.

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

F-6

• Level 1:  Observable inputs such as quoted prices in active markets;

• Level 2:  Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

• Level 3:  Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

The following table represents our assets and liabilities by level measured at fair value on a recurring basis at June 30, 2013 and December 31, 2012.

Description	Level 1	Level 2	Level 3
	none	none	none

Income Taxes

Accounting Standards Codification Topic No. 740 “Income Taxes” (ASC 740) requires the asset and liability method of accounting be used for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In June 2006, the FASB interpreted its standard for accounting for uncertainty in income taxes, an interpretation of accounting for income taxes.  This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance the minimum recognition threshold and measurement attributable to a tax position taken on a tax return is required to be met before being recognized in the financial statements. The FASB’s interpretation had no material impact on the Company’s financial statements.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 605, “Revenue Recognition”, which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured. We respond to calls for medical transports without pre-screening the creditworthiness of the patient and are subject to collection risk for services provided to insured and uninsured patients. Medicare and Medicaid also receive contractual discounts from our standard charges for ambulance services. Patient transport revenue is recorded net of provisions for contractual discounts and estimated uncompensated care. Both provisions are estimated during the period the related services are performed based on historical collection experience and any known trends or changes in reimbursement rate schedules and payer mix. The provisions are adjusted as required based on actual collections in subsequent periods. Net reimbursement per patient transport is primarily a function of price, payer mix, and timely and effective collection efforts. Both the pace of collections and the ultimate collection rate are affected by the overall health of the U.S. economy, which impacts the number of indigent patients and funding for state-run programs, such as Medicaid. Medicaid reimbursement rates in many jurisdictions have remained well below the cost of providing medical transportation. In addition, the collection rate is impacted by changes in the cost of healthcare and health insurance including the changes to health insurance coverage provided by employers.

The following customer(s) comprises 10% or more of the Company’s total revenues ($711,622) for the period between January 1, 2013 and June 30, 2013:

Payer	Collected	% of Total Revenue
Medicare:	$360,174	35.11%

F-7

Allowance for Doubtful Accounts and Contractual Allowances

The Company determines its allowances for contractual discounts and uncompensated care based on estimated payer mix, payer reimbursement schedules, and historical collection experience. The allowances are reviewed monthly and adjusted periodically based on actual collections. Billings are charged off against the uncompensated care allowance when it is probable that the receivable will not be recovered. The allowance for contractual discounts is related primarily to Medicare and Medicaid patients. The allowance for uncompensated care is related primarily to receivables recorded for self-pay patients. As of June 30, 2013 and December 31, 2012 the allowance for doubtful accounts was $254,741 and $87,379, respectively. The allowance for contractual discounts as of June 30, 2013 and December 31, 2012 was $233,662 and $177,648, respectively.

Cost of Revenue

The Company includes in its cost of revenue all costs that are directly attributable to the service being provided. As of June 30, 2013 and 2012 those costs are as follows.

	June 30, 2013	June 30, 2012
Vehicle lease expense	$32,325	$14,857
Depreciation	11,409	10,522
Automobile expense	51,782	68,128
Medical supplies	6,978	11,182
Wages	162,385	121,125
Total	$264,879	$225,814

Earnings (Loss) Per Share

Per Accounting Standards Codification Topic 260 “Earnings Per Share” (ASC 260), basic EPS is determined using net income divided by the weighted average shares outstanding during the period.

The following table illustrates the computation of basic earnings per share for the six month ended June30, 2013 and 2012:

	June 30, 2013	June 30, 2012
Basic EPS
Net loss	$(181,925)	$(95,122)
Weighted average shares	20,997,248	20,151,733
Net loss per share	$(0)	$(0)

No consideration was give to the effect of stock warrants or convertible notes as these potentially dilutive shares would reduce the loss per share and would therefore become anti-dilutive.

Reclassification

Certain reclassifications have been made to the prior financial information to conform to the presentation used in the current June 30, 2013 financial information.

F-8

NOTE 3: RECENT ACCOUNTING PRONOUNCEMENTS

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, ''Technical Corrections and Improvements" in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, "Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)" in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, "Intangibles -Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment" in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles -Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles -Goodwill and Other -General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity's financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In September 2011 FASB issued Accounting Standards Update No. 2011-08, Intangibles - Goodwill and Other (Topic 350): Testing Goodwill for impairment. This ASU's objective is to simplify the process of performing impairment testing for Goodwill. With this update a company is allowed to asses qualitative factors, first, to determine if it is more likely than not (greater than 50%) that the FV is less than the carrying amount. This would be done, prior to performing the two-step goodwill impairment testing, as prescribed by Topic 350. Prior to this ASU, all entities were required to test, annually, their good will for impairment by Step 1 - comparing the FV to the carrying amount, and if impaired, then step 2 - calculate and recognize the impairment. Therefore, the fair value measurement is not required, until the "more likely than not" reasonableness test is concluded. Effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.

In July 2011 FASB issued Standards Update No. 2011-07, Health Care Entities (Topic 954) Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Health Care Entities. The amendments in this Update require certain health care entities to change the presentation of their statement of operations by reclassifying the provision for bad debts associated with patient service revenue from an operating expense to a deduction from patient service revenue (net of contractual allowances and discounts). Additionally, those health care entities are required to provide enhanced disclosure about their policies for recognizing revenue and assessing bad debts. The amendments also require disclosures of patient service revenue (net of contractual allowances and discounts) as well as qualitative and quantitative information about changes in the allowance for doubtful accounts. For public entities, the amendments in this Update are effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2011, with early adoption permitted. For nonpublic entities, the amendments are effective for the first annual period ending after December 15, 2012, and interim and annual periods thereafter, with early adoption permitted. The amendments to the presentation of the provision for bad debts related to patient service revenue in the statement of operations should be applied retrospectively to all prior periods presented. The disclosures required by the amendments in this Update should be provided for the period of adoption and subsequent reporting periods.

F-9

In May 2011, FASB issued Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This ASU clarifies the board's intent of current guidance, modifies and changes certain guidance and principles, and adds additional disclosure requirements concerning the 3 levels of fair value measurements. Specific amendments are applied to FASB ASC 820-10-35, Subsequent Measurement and FASB ASC 820-10-50, Disclosures. This ASU is effective for interim and annual periods beginning after December 15, 2011.

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of:

	June 30, 2013	December 31, 2012
Vehicles	$107,322	$102,822.00
Computers & software	25,075	25,075
Furniture and fixtures	610	610
Equipment	52,486	52,486
Total	185,493	180,993
Less: accumulated depreciation	(78,115)	(60,110)
	$107,378	$120,883

Depreciation expense for the periods ended June 30, 2013 and June 30, 2012 respectively was $18,005 and $15,393, respectively.

F-10

NOTE 5: NOTE RECEIVABLE

On March 23, 2012, the Company entered into a partnership agreement and promissory note with GHSD, LLC. Per the terms of the agreement the Company agreed to deliver an initial $50,000 followed by $25,000 each month for the next eight months for a total loan/investment of $250,000 at 8% interest. Subsequently management renegotiated the terms of the loan reducing the total investment to $145,000. As of December 31, 2012, the full $145,000 has been paid. The amount carried on the note is convertible in full to an 11.5% ownership interest. The intent of the parties is to convert the note to ownership interest once profit participation has reached a predetermined amount, estimated to be between 36 and 60 months from the date of agreement.

The purpose of the partnership agreement and promissory note is to facilitate a closer working relationship between the parties. GHSD recently started a CareMinders HomeCare franchise, which commenced operations July 12, 2012, in San Diego, California that is complementary to the services offered by the Company. Among other rights and restrictions, the Company has the ability to convert its note into equity interests in GHSD. The Company received one seat on the board of directors of GHSD. The Company will generate revenues with GHSD with the interest received, potential increased call volume, and expansion of the Company’s network to bring in more business.

NOTE 6: ACCRUED EXPENSES

For the year ended Jun3 30, 2013 and December 31, 2012 the Company had accrued $73,188 and $60,278, respectively in expenses, almost all of which was for payroll tax liabilities.

NOTE 7: NOTES PAYABLE

The company issues notes payable to various individual investors with a one to two year term that bear interest at 12% per year. In conjunction with the note issuance each investor receives one restricted share of common stock and four warrants to purchase shares of common stock, for each dollar of the note amount. At any time prior to the maturity date; the holder shall have the right to convert all or any portion of the outstanding balance under their note payable into shares of common stock at $0.25 per share.

During the period ended June 30, 2013, the company issued $0 in new notes. Notes are disclosed net of debt discount of $3,686

During the period ended December 31, 2012, the Company issued $104,900 in new notes. Notes are disclosed net of debt discount of $10,191

In addition to the notes issued to individual investors, during the third quarter the Company executed a secured installment note in the amount of $115,610 to American Financial Solutions. A portion of the face amount, $25,610, was retained by the lender for interest and fees. This amount was recorded as a debt discount to the loan and will be expensed to interest expense over the six month term of the loan. As of December 31, 2012, $22,327 of the discount has been expense. Under the terms of the note the Company is obligated to make twenty-six weekly installments of $4,446.54 consisting of both principle and interest. If payment is not made when due the Company shall immediately pay 7% of the regularly scheduled payment, or $50, whichever is greater. As of December 31, 2012, the Company is behind on its payments and has paid only $15,340. The balance due on the note is $100,270. The note is secured by all of the Company’s future accounts, property, investment property, documents and deposit accounts. During the six month ended June 30, 2013 a new terms of payment was entered into and as per the new terms every week $625 to be paid. For the period ended June 30, 2013, $1,875 was paid in total and balance outstanding is $101,400

On November 2, 2012 the Company executed a secured promissory note with an individual for $100,000. The note bears interest at 10% per annum and is due March 2, 2013, at which time all principle and accrued interest are due. The note is secured by personal property consisting of three vehicles and the Company’s investment in Careminders.

F-11

NOTE 8: LOAN PAYABLE

As of June 30, 2013 and December 31, 2012, the Company was indebted to Northrim Bank for $238,000 and $240,028. Northrim Bank (NFS/BANK) provides a $500,000 Commitment for Xtreme Care Ambulance, Inc. Purchase Funding Facility on accounts receivable to expire July 31, 2013. Amounts funded by NFS/BANK to the Company for the purchase of accounts receivable are subject to a daily fee equal to a fixed rate of 12.00% per annum (equivalent to a monthly discount fee of 1.00%). NFS/BANK will require a first lien position in all of the Company’s accounts receivables, contract rights, chattel paper, documents, instruments, general intangibles, and proceeds thereof. Purchase advance shall not exceed 50% of acceptable accounts, for the purchase of all accounts. Accounts with credit worthiness acceptable to NFS/BANK are not to exceed 120 days in age from invoice date. Credit memos must be reported timely and will net against open account amounts.

NOTE 9: COMMON STOCK TRANSACTIONS

During the year ended December 31, 2012, the company issued 134,900 shares of common stock to its note holders. The shares were valued at $0.25 per shares, for a total expense of $33,725. The expense has been recorded as loan fees.

During the year ended December 31, 2012, the Company issued 550,000 shares of common stock for cash proceeds of $5,500.

During the year ended December 31, 2012, the company issued 712,482 shares of common stock in conversion of $167,488 of principle and $10,694 of interest. The shares were issued at $0.25 per share.

During the year ended December 31, 2011 the company issued 304,300 shares of common stock to its note holders. The shares were valued at $0.25 per share, for a total expense of $76,075. The expense has been recorded as loan fees.

During the period ended June 30, 2013 company didn’t issue any shares

NOTE 10: WARRANTS

During the year ended December 31, 2011, the Company issued 1,177,200 warrants to its note holders. Because there is no public market for the company’s stock and other comparable parameters for a Black Scholes calculation were not readily available the Company determined it was reasonable to use the present value of the future cash flow of the warrants in determining their fair value. The company has calculated and recorded an $11,954 debt discount. The debt discount was booked to additional paid in capital and will be amortized over a one to two year term using the straight line method as it approximates the effective method given the short term. As of December 31, 2011 $3,151 of the debt discount has been amortized and charged to interest expense.

During the year ended December 31, 2012, the Company issued 419,600 warrants to new note holders. The company has calculated and recorded an additional $6,070 debt discount based upon the calculated value of the warrants. The debt discount was booked to additional paid in capital and will be amortized over a one to two year term using the straight line method as it approximates the effective method given the short term. For the year ended December 31, 2012, $7,966 of the debt discount has been amortized and charged to interest expense. For the six month ended June 30, 2013, $3,222 of the debt discount has been amortized and charged to interest expenses.

During the period ended June 30, 2013 no warrants are issued.

F-12

A summary of the status of the Company’s outstanding stock warrants as of June 30, 2013 and December 31, 2012 and changes during the periods is presented below:

	Warrants	Weighted Average Price	Weighted Average Fair Value

Outstanding, December 31, 2012	1,596,800	$0.25	$0.01

Issued	—	0.25	0.01
Exercised	—	—	—
Forfeited	—	—	—
Expired	—	—	—

Outstanding, June 30, 2013	1,596,800	$0.25	$0..01

Exercisable, June 30, 2013	1,596,800	$0.25	$0.01

	Outstanding			Exercisable
Range of	Number	Weighted	Weighted	Number	Weighted
Exercise	Outstanding	Average	Average	Exercisable	Average
Prices	at	Remaining	Exercise	at	Exercise
	June 30, 2013	Contractual Life	Price	June 30, 2013	Price

$0.25	1,596,800	1.74	$0.25	1,596,800	$0.25

NOTE 11: RELATED PARTY TRANSACTION

As of December 31, 2011 the Company’s CEO had advanced $101,988 to the Company for various operating expenses and acquisition of needed property. The loans had a three year term and accrued interest at 12%. On October 1, 2012, the outstanding principle of $101,988 and accrued interest of $7,814 were converted at $0.25 per share into 439,210 shares of common stock.

As on June 30, 2013 Officers Salary due to Souheil Jawad, President, Secretary and Treasuer from January 1, 2013 to June 30, 2013 is $33,000 was shown as due to an officer in the balance sheet and in the income statement under the head Compensation Expenses.

NOTE 12: COMMITMENTS

Lease Agreement

In the second quarter of 2012 it was determined that the current office space was no longer adequate to support the Company’s growth. As a result the lease was terminated early without recourse. A new lease was entered into in August of 2012. The term of the lease is for five years with payments of $2,650 per month. Rent expense for the period ended June 30, 2013 and 2012, respectively was $16,038 and $15,364.

F-13

Future minimum lease payments at June 30, 2013 are as follows:

For the Year Ending December 31,
2013	31,800
2014	31,800
2015	31,800
2016	31,800
Thereafter	21,200
Total minimum lease payments	$148,400

Vehicles

As of June 30, 2013, the Company leased three ambulances and a wheelchair van. Two of the ambulances were leased in June 2011 with each having a lease term of two years. The leases on the third ambulance and on the wheelchair van were initiated in June 2012 with each having a lease term of five years. All leases are being accounted for as operating leases under the guidelines of ASC 840-20. Lease expense for the periods ended June 30, 2013 and 2012 was $32,325 and $14,857, respectively.

The following is a schedule by years of future minimum lease payments required under operating leases that have a remaining term in excess of one year as of June 30, 2013:

Year ending December 31,
2013	48,552
2014	33,696
2015	33,696
2016	33,696
Thereafter	11,232
Total minimum lease payments	$162,872

NOTE 13: SUBSEQUENT EVENTS

The Company has performed an evaluation of subsequent events in accordance with ASC Topic 855. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.

F-14

FINANCIAL STATEMENTS

 XTREME HEALTHCARE CORPORATION

(formerly Bluewood Acquisition Corporation)

F-15

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Xtreme Healthcare Corporation

We have audited the accompanying consolidated balance sheets of Xtreme Care Ambulance Inc as of December 31, 2012 and 2011, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Xtreme Healthcare Corporation as of December 31, 2012 and 2011, and the results of its operations and its cash flows for each of the two year period ended December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has significant accumulated losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Kenne Ruan, CPA, P.C.
Woodbridge, Connecticut April 5, 2013

F-16

Xtreme Healthcare Corporation (formerly Bluewood Acquisition Corporation)
Consolidated Balance Sheets

	December 31, 2012	December 31, 2011
ASSETS

Current Assets:
Cash	$20,746	$39,390
Accounts receivable, net of allowances	244,644	202,115
Employee advances	—	643
Total Current Assets	265,390	242,148
Property and equipment, net	120,883	126,965
Note receivable	145,000	—
Other assets	15,706	500
Total Assets	$546,979	$369,613

LIABILITIES AND STOCKHOLERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$34,412	$—
Accrued interest, related party	—	22,986
Accrued interest	19,160	—
Other accrued expenses	60,512	17,753
Loan payable	240,028	—
Notes payable, net of discount of $10,191 and $8,804, respectively	437,879	169,497
Total Current Liabilities	791,991	210,236
Long term liabilities
Long term portion of notes payable	79,900	116,000
Due to an officer	—	145,589
Total Liabilities	871,891	471,825

Stockholders' Equity (Deficit):
Common stock, $.001 par value, 50,000,000 shares authorized, 21,701,682 and 20,304,300 issued and outstanding, respectively	21,701	20,304
Additional paid in capital	289,804	67,726
Accumulated deficit	(636,417)	(190,242)
Total Stockholders' Equity (Deficit)	(324,912)	(102,212)
Total Liabilities and Stockholders' Equity (Deficit)	$546,979	$369,613

The accompanying notes are an integral part of these consolidated financial statements.

F-17

Xtreme Healthcare Corporation (formerly Bluewood Acquisition Corporation) Consolidated Statements of Operations
	For the Years Ended December 31,
	2012	2011

Revenue:
Patient transport revenue, net of provision for contractual discounts	$1,178,216	$703,292
Provision for uncompensated care	(97,794)	(2,023)
Revenue, net	1,080,422	701,269
Cost of revenue	504,194	251,333
Gross margin	576,228	449,936

Operating Expenses:
Compensation expense	170,164	49,500
Bad debt expense	240,829	177,922
Professional fees	140,145	15,372
Consulting fees	73,490	95,073
General and administrative	303,315	226,751
Total operating expenses	927,943	564,618
Loss from operations	(351,715)	(114,682)
Other income and (expense):
Interest income	7,190	—
Interest expense	(102,844)	(36,268)
Other income	1,194	—
Total other expense	(94,460)	(36,268)
Net loss	$(446,175)	$(150,950)

Loss per share, basic	$(0.02)	$(0.01)
Weighted average shares outstanding, basic	20,372,608	20,114,303
The accompanying notes are an integral part of these consolidated financial statements.

F-18

Xtreme Healthcare Corporation (formerly Bluewood Acquisition Corporation) Statement of Stockholders’ Equity (Deficit)
	Common Stock
	Shares	Amount	Additional Paid in Capital	Retained Earnings (Deficit)	Total
Balance at December 31, 2009	—	$—	$—	$—	$—
Common stock issued as founder shares	20,000,000	20,000	(20,000)	—	—
Net loss for the year ended December 31, 2010	—	—	—	(39,292)	(39,292)
Balance at December 31, 2010	20,000,000	20,000	(20,000)	(39,292)	(39,292)
Common stock issued for loan fees	304,300	304	75,771	—	76,075
Issuance of warrants	—	—	11,955	—	11,955
Net loss for the year ended December 31, 2011	—	—	—	(150,950)	(150,950)
Balance at December 31, 2011	20,304,300	20,304	67,726	(190,242)	(102,212)
Common stock issued for loan fees	134,900	135	33,590	—	33,725
Issuance of warrants	—	—	6,070	—	6,070
Common stock issued for cash	550,000	550	4,950	—	5,500
Common stock issued for conversion of debt	712,482	712	177,468	—	178,180
Net loss for the year ended December 31, 2012	—	—	—	(446,175)	(446,175)
Balance at December 31, 2012	21,701,682	$21,701	$289,804	$(636,417)	$(324,912)
The accompanying notes are an integral part of these consolidated financial statements.

F-19

Xtreme Healthcare Corporation (formerly Bluewood Acquisition Corporation) Statements of Cash Flows

	For the Years Ended
	December 31,
	2012	2011
Cash flows from operating activities:
Net gain (loss)	$(446,175)	$(150,950)
Adjustments to reconcile net loss to total cash used in operations:
Common stock issued for loan fees	33,725	76,075
Discount on convertible notes	4,683	3,151
Depreciation expense	32,886	20,703
Bad debt expense	240,829	177,922
Changes in assets and liabilities:
(Increase) / decrease in accounts receivable	(283,858)	(380,037)
(Increase) / decrease in other assets	(14,563)	(1,143)
Increase / (decrease) in accrued interest, related party	(15,171)	18,302
Increase in other accrued liabilities	64,796	17,753
Increase in accounts payable	34,412	—
Net cash provided by (used) in operating activities	(348,436)	(218,224)

Cash flows from investing activities
Increase in loan receivable	(145,000)	—
Purchase of property and equipment	(26,804)	(70,519)
Net cash used in investing activities	(171,804)	(70,519)

Cash flows from financing activities:
Proceeds from loan, related party	—	40,888
Repayment of loans, related party	(43,602)	(21,000)
Proceeds from the sale of common stock	5,500	—
Proceeds from notes payable	545,698	304,300
Repayment of notes payable	(6,000)	(10,000)
Net cash provided by financing activities	501,596	314,188
Net increase (decrease) in cash	(18,644)	24,445
Cash at beginning of period	39,390	13,945
Cash at end of period	$20,746	$39,390

Cash paid for:
Interest	$88,010	$14,816
Taxes	$—	$—
Supplemental disclosure of non cash activities
Warrants issued to note holders	$6,070	$11,954

The accompanying notes are an integral part of these consolidated financial statements.

F-20

Xtreme Healthcare Corporation

(formerly Bluewood Acquisition Corporation)

Notes to Consolidated Financial Statements

NOTE 1: HISTORY OF OPERATIONS

Business Activity

Xtreme Healthcare Corporation, a Delaware corporation (the “Company”), provides ambulance and emergency medical services. The Company was incorporated in the State of Delaware in September 2011, and was formerly known as Bluewood Acquisition Corporation (“Bluewood” or “Bluewood Acquisition”).

In April and May 2012, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the Company changed its name from Bluewood Acquisition Corporation to Xtreme Healthcare Corporation.

On November 12, 2012, the Company acquired Xtreme Care Ambulance, Inc., a California corporation (“Xtreme Care”), in a stock-for-stock transaction (the “Acquisition”). The purpose of the Acquisition was to facilitate and prepare the Company for a registration statement and/or public offering of securities. Xtreme Care was formed in May 2010 in the State of California. Since its inception, Xtreme Care has provided ambulance and emergency medical services in southern California.

Prior to the Acquisition, Bluewood had no ongoing business or operations and was established for the purpose of completing a business combination with target companies, such as Xtreme Care. As a result of the Acquisition, Xtreme Care became a wholly owned subsidiary of the Company. The Company, as the sole shareholder of Xtreme Care, has taken over the operations and business plans of Xtreme Care.

The Company operates an ambulance and emergency medical services business in southern California. The Company currently has seven type II ambulances, one type III ambulance and two wheelchair vans, and is licensed through the San Diego County Emergency Medical Services and The California Highway Patrol as a ground ambulance service. The Company employs paramedics, emergency medical technicians (EMTs), registered nurses (RNs), and support staff, including dispatchers, marketers, billers and others. The Company offers services for critical care transport, basic life support, non-emergency transportation, wheelchair transportation and event standby services. Its customers include government agencies, hospitals, skilled nursing facilities, healthcare facilities, dialysis centers, hospice agencies and home health agencies.

Principles of Consolidation

The consolidated financial statements include the accounts of Xtreme Healthcare Corporation and Xtreme Care Ambulance, Inc. All significant intercompany accounts and transactions have been eliminated.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

On an on-going basis, management evaluates our estimates and judgments, including those related to revenue recognition, deferred income taxes, and valuation of long-lived assets. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Management believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of our consolidated financial statements.

F-21

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 2012 and 2011, there were $20,746 and $39,390 cash and cash equivalents, respectively.

Concentration of revenue and credit risk

We respond to calls for medical transports without pre-screening the creditworthiness of the patient and are subject to collection risk for services provided to insured and uninsured patients. Medicare and Medicaid also receive contractual discounts (35% of previous six month aging accounts receivable) from our standard charges for ambulance services. Patient transport revenue is recorded net of provisions for contractual discounts and estimated uncompensated care. Both provisions are estimated during the period the related services are performed based on historical collection experience and any known trends or changes in reimbursement rate schedules and payer mix. The provisions are adjusted as required based on actual collections in subsequent periods. Net reimbursement per patient transport is primarily a function of price, payer mix, and timely and effective collection efforts. Both the pace of collections and the ultimate collection rate are affected by the overall health of the U.S. economy, which impacts the number of indigent patients and funding for state-run programs, such as Medicaid. Medicaid reimbursement rates in many jurisdictions have remained well below the cost of providing medical transportation. In addition, the collection rate is impacted by changes in the cost of healthcare and health insurance including the changes to health insurance coverage provided by employers.

The Congressional Budget Office (CBO) projects that Federal funding for Medicaid and Medicare will increase an average of 7.5% per year until 2017. This growth is expected to be fueled primarily by the expansion of the Medicare program as the US senior population (aged 65 or higher) grows from 43 million in 2012 to almost 50 million in 2017, according to US Census projections.

During the past five years, US Congress has consistently attempted to curb federal spending on Medicare programs. Medicare covers only a portion of the transportation, while the other portion is collected from private insurance or self-pay.

Healthcare Reform

The Patient Protection and Affordable Care Act (PPACA) of 2012was signed into law on March 23, 2010, which aims to improve Medicare, control costs, increase the number of insured people, and improve quality and efficiency in healthcare. For example, an insurance exchange is set to be implemented, where individuals can compare and purchase health insurance, with the goal of increasing the number of people with insurance. Because most of the provisions designed to increase access to health benefits for the uninsured or underinsured population are not scheduled to take effect until 2014, there is a high degree of uncertainty on how the implementation of the PPACA will impact the Company’s collection rates. To the extent uninsured patients obtain any type of insurance coverage, the Company’s collection rate my increase. To the extent patients currently covered by private insurance move to government-run programs or to proposed public or private insurance exchanges, collection rates may decrease. Government-run programs, such as Medicare and Medicaid, may also impose additional discounts in determining their reimbursement rates to offset the cost of expanding coverage to greater number of participants.

Risks from Unreimbursed Care

The Company, at times, has some difficulty billing and collecting amounts owed from uninsured and underinsured clients. The Company typically bills and collects through a facility; however if the patient leaves the facility the Company bills the customer at the address on the patient information form. Sometimes, the customer no longer lives at the address on the patient information form, so it is more difficult for the Company to bill and collect directly from the patient. The Company also deals with customers that do not have secondary insurance, which means that these customers may be underinsured and are personally responsible for the unpaid portion of the bill.

F-22

Stock Based Compensation

We account for equity instruments issued in exchange for the receipt of goods or services from non-employees. Costs are measured at the fair market value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of the date on which there first exists a firm commitment for performance by the provider of goods or services or on the date performance is complete. The Company recognizes the fair value of the equity instruments issued that result in an asset or expense being recorded by the company, in the same period(s) and in the same manner, as if the Company has paid cash for the goods or services.

Use of Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Property and Equipment

Property and equipment are recorded at cost. Expenditures that increase the useful lives or capacities of the property and equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives as follows:

Computer equipment/software - 3 years

Furniture and fixtures - 3 years

Machinery and equipment - 5 years

Automobiles – 7 years

Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable, accrued liabilities and notes payable, as applicable, approximates fair value due to the short-term nature of these items. The fair value of the related party notes payable cannot be determined because of the Company's affiliation with the parties with whom the agreements exist. The use of different assumptions or methodologies may have a material effect on the estimates of fair values.

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

• Level 1:  Observable inputs such as quoted prices in active markets;

• Level 2:  Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

• Level 3:  Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

F-23

The following table represents our assets and liabilities by level measured at fair value on a recurring basis at December 31, 2012 and 2011.

Description	Level 1	Level 2	Level 3
	none	none	none

 Income Taxes

Accounting Standards Codification Topic No. 740 “Income Taxes” (ASC 740) requires the asset and liability method of accounting be used for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Net deferred tax assets and liabilities consist of the following components as of December 31:

	2012	2011
Net Operating Gain (loss)	$87,609	$(39,292)
Net Gain (Loss)	(446,175)	(150,950)
Common stock for loan fees	33,725	76,075
Bad debt expense	240,829	177,922
Debt discount	4,683	3,151
Depreciation expense	32,886	20,703
End of period	93,499	87,609
Effective Rate	0.34	0.34
Deferred Tax Asset (Liability)	(46,443)	29,787
Valuation	46,443	(29,787)
Deferred Tax Asset/Liability	$—	$—

In June 2006, the FASB interpreted its standard for accounting for uncertainty in income taxes, an interpretation of accounting for income taxes.  This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance the minimum recognition threshold and measurement attributable to a tax position taken on a tax return is required to be met before being recognized in the financial statements. The FASB’s interpretation had no material impact on the Company’s financial statements.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 605, “Revenue Recognition”, which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured. We respond to calls for medical transports without pre-screening the creditworthiness of the patient and are subject to collection risk for services provided to insured and uninsured patients. Medicare and Medicaid also receive contractual discounts from our standard charges for ambulance services. Patient transport revenue is recorded net of provisions for contractual discounts and estimated uncompensated care. Both provisions are estimated during the period the related services are performed based on historical collection experience and any known trends or changes in reimbursement rate schedules and payer mix. The provisions are adjusted as required based on actual collections in subsequent periods. Net reimbursement per patient transport is primarily a function of price, payer mix, and timely and effective collection efforts. Both the pace of collections and the ultimate collection rate are affected by the overall health of the U.S. economy, which impacts the number of indigent patients and funding for state-run programs, such as Medicaid. Medicaid reimbursement rates in many jurisdictions have remained well below the cost of providing medical transportation. In addition, the collection rate is impacted by changes in the cost of healthcare and health insurance including the changes to health insurance coverage provided by employers.

F-24

The following customer(s) comprises 10% or more of the Company’s total revenues ($1,080,422) for the period between January 1, 2012 and December 31, 2012:

Payer	Collected	% of Total Revenue
Medicare:	$654,913	53.3%

Allowance for Doubtful Accounts and Contractual Allowances

The Company determines its allowances for contractual discounts and uncompensated care based on estimated payer mix, payer reimbursement schedules, and historical collection experience. The allowances are reviewed monthly and adjusted periodically based on actual collections. Billings are charged off against the uncompensated care allowance when it is probable that the receivable will not be recovered. The allowance for contractual discounts is related primarily to Medicare and Medicaid patients. The allowance for uncompensated care is related primarily to receivables recorded for self-pay patients. As of December 31, 2012 and December 31, 2011 the allowance for doubtful accounts was $87,379 and $177,922, respectively. The allowance for contractual discounts as of December 31, 2012 and 2011 was $177,648 and $102,630, respectively.

Cost of Revenue

The Company includes in its cost of revenue all costs that are directly attributable to the service being provided. As of December 31, 2012 and 2011 those costs are as follows.

	December 31, 2012	December 31, 2011
Vehicle lease expense	$40,945	$18,769
Depreciation	19,617	14,536
Automobile expense	119,384	60,410
Medical supplies	29,290	12,052
Wages	294,958	145,566
Total	$504,194	$251,333

Earnings (Loss) Per Share

Per Accounting Standards Codification Topic 260 “Earnings Per Share” (ASC 260), basic EPS is determined using net income divided by the weighted average shares outstanding during the period.

The following table illustrates the computation of basic earnings per share for the years ended December 31:

	2012	2011
Basic EPS
Net loss	$(446,175)	$(150,950)
Weighted average shares	20,732,608	20,114,303
Net loss per share	$(0.02)	$(0.01)

No consideration was give to the effect of stock warrants or convertible notes as these potentially dilutive shares would reduce the loss per share and would therefore become anti-dilutive.

Reclassification

Certain reclassifications have been made to the prior financial information to conform to the presentation used in the current December 31, 2012 financial information.

F-25

NOTE 3: RECENT ACCOUNTING PRONOUNCEMENTS

In October 2012, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2012-04, ''Technical Corrections and Improvements" in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, "Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)" in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, "Intangibles -Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment" in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles -Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles -Goodwill and Other -General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity's financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 is not expected to have a material impact on our financial position or results of operations.

In September 2011 FASB issued Accounting Standards Update No. 2011-08, Intangibles - Goodwill and Other (Topic 350): Testing Goodwill for impairment. This ASU's objective is to simplify the process of performing impairment testing for Goodwill. With this update a company is allowed to asses qualitative factors, first, to determine if it is more likely than not (greater than 50%) that the FV is less than the carrying amount. This would be done, prior to performing the two-step goodwill impairment testing, as prescribed by Topic 350. Prior to this ASU, all entities were required to test, annually, their good will for impairment by Step 1 - comparing the FV to the carrying amount, and if impaired, then step 2 - calculate and recognize the impairment. Therefore, the fair value measurement is not required, until the "more likely than not" reasonableness test is concluded. Effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.

In July 2011 FASB issued Standards Update No. 2011-07, Health Care Entities (Topic 954) Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Health Care Entities. The amendments in this Update require certain health care entities to change the presentation of their statement of operations by reclassifying the provision for bad debts associated with patient service revenue from an operating expense to a deduction from patient service revenue (net of contractual allowances and discounts). Additionally, those health care entities are required to provide enhanced disclosure about their policies for recognizing revenue and assessing bad debts. The amendments also require disclosures of patient service revenue (net of contractual allowances and discounts) as well as qualitative and quantitative information about changes in the allowance for doubtful accounts. For public entities, the amendments in this Update are effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2011, with early adoption permitted. For nonpublic entities, the amendments are effective for the first annual period ending after December 15, 2012, and interim and annual periods thereafter, with early adoption permitted. The amendments to the presentation of the provision for bad debts related to patient service revenue in the statement of operations should be applied retrospectively to all prior periods presented. The disclosures required by the amendments in this Update should be provided for the period of adoption and subsequent reporting periods.

In May 2011, FASB issued Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820):

F-26

Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This ASU clarifies the board's intent of current guidance, modifies and changes certain guidance and principles, and adds additional disclosure requirements concerning the 3 levels of fair value measurements. Specific amendments are applied to FASB ASC 820-10-35, Subsequent Measurement and FASB ASC 820-10-50, Disclosures. This ASU is effective for interim and annual periods beginning after December 15, 2011.

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31:

	2012	2011
Vehicles	$102,822	$102,822
Computers & software	25,075	19,925
Furniture and fixtures	610	610
Equipment	52,486	30,832
Total	180,993	154,189
Less: accumulated depreciation	(60,110)	(27,224)
	$120,883	$126,965

Depreciation expense for the periods ended December 31, 2012 and 2011 respectively was $32,886 and $20,703, respectively.

NOTE 5: NOTE RECEIVABLE

On March 23, 2012, the Company entered into a partnership agreement and promissory note with GHSD, LLC. Per the terms of the agreement the Company agreed to deliver an initial $50,000 followed by $25,000 each month for the next eight months for a total loan/investment of $250,000 at 8% interest. Subsequently management renegotiated the terms of the loan reducing the total investment to $145,000. As of December 31, 2012, the full $145,000 has been paid. The amount carried on the note is convertible in full to an 11.5% ownership interest. The intent of the parties is to convert the note to ownership interest once profit participation has reached a predetermined amount, estimated to be between 36 and 60 months from the date of agreement.

The purpose of the partnership agreement and promissory note is to facilitate a closer working relationship between the parties. GHSD recently started a CareMinders HomeCare franchise, which commenced operations July 12, 2012, in San Diego, California that is complementary to the services offered by the Company. Among other rights and restrictions, the Company has the ability to convert its note into equity interests in GHSD. The Company received one seat on the board of directors of GHSD. The Company will generate revenues with GHSD with the interest received, potential increased call volume, and expansion of the Company’s network to bring in more business.

 NOTE 6: ACCRUED EXPENSES

For the year ended December 31, 2012 and 2011 the Company had accrued $60,512 and $17,753, respectively in expenses, almost all of which was for payroll tax liabilities.

NOTE 7: NOTES PAYABLE

The company issues notes payable to various individual investors with a one to two year term that bear interest at 12% per year. In conjunction with the note issuance each investor receives one restricted share of common stock and four warrants to purchase shares of common stock, for each dollar of the note amount. At any time prior to the maturity date; the holder shall have the right to convert all or any portion of the outstanding balance under their note payable into shares of common stock at $0.25 per share.

F-27

During the period ended December 31, 2012, the Company issued $104,900 in new notes. Notes are disclosed net of debt discount of $10,191 (see Note 10).

In addition to the notes issued to individual investors, during the third quarter the Company executed a secured installment note in the amount of $115,610. A portion of the face amount, $25,610, was retained by the lender for interest and fees. This amount was recorded as a debt discount to the loan and will be expensed to interest expense over the six month term of the loan. As of December 31, 2012, $22,327 of the discount has been expense. Under the terms of the note the Company is obligated to make twenty-six weekly installments of $4,446.54 consisting of both principle and interest. If payment is not made when due the Company shall immediately pay 7% of the regularly scheduled payment, or $50, whichever is greater. As of December 31, 2012, the Company is behind on its payments and has paid only $15,340. The balance due on the note is $100,270. The note is secured by all of the Company’s future accounts, property, investment property, documents and deposit accounts.

On November 2, 2012 the Company executed a secured promissory note with an individual for $100,000. The note bears interest at 10% per annum and is due March 2, 2013, at which time all principle and accrued interest are due. The note is secured by personal property consisting of three vehicles and the Company’s investment in Careminders.

During the year ended December 31, 2011 the company issued notes payable to various investors for total proceeds of $304,300, $10,000 of which was repaid during the year. Notes are disclosed net of debt discount of $8,804 (see Note 10).

NOTE 8: NOTE PAYABLE

As of December 31, 2012, the Company was indebted to Northrim Bank for $240,028. Northrim Bank (NFS/BANK) provides a $500,000 Commitment for Xtreme Care Ambulance, Inc. Purchase Funding Facility on accounts receivable to expire March 31, 2013. Amounts funded by NFS/BANK to the Company for the purchase of accounts receivable are subject to a daily fee equal to a fixed rate of 12.00% per annum (equivalent to a monthly discount fee of 1.00%). NFS/BANK will require a first lien position in all of the Company’s accounts receivables, contract rights, chattel paper, documents, instruments, general intangibles, and proceeds thereof. Purchase advance shall not exceed 50% of acceptable accounts, for the purchase of all accounts. Accounts with credit worthiness acceptable to NFS/BANK are not to exceed 120 days in age from invoice date. Credit memos must be reported timely and will net against open account amounts.

NOTE 9: COMMON STOCK TRANSACTIONS

During the year ended December 31, 2012, the company issued 134,900 shares of common stock to its note holders. The shares were valued at $0.25 per shares, for a total expense of $33,725. The expense has been recorded as loan fees.

During the year ended December 31, 2012, the Company issued 550,000 shares of common stock for cash proceeds of $5,500.

During the year ended December 31, 2012, the company issued 712,482 shares of common stock in conversion of $167,488 of principle and $10,694 of interest. The shares were issued at $0.25 per share.

During the year ended December 31, 2011 the company issued 304,300 shares of common stock to its note holders. The shares were valued at $0.25 per share, for a total expense of $76,075. The expense has been recorded as loan fees.

NOTE 10: WARRANTS

During the year ended December 31, 2011, the Company issued 1,177,200 warrants to its note holders. Because there is no public market for the company’s stock and other comparable parameters for a Black Scholes calculation were not readily available the Company determined it was reasonable to use the present value of the future cash flow of the warrants in determining their fair value. The company has calculated and recorded an $11,954 debt discount. The debt discount was booked to additional paid in capital and will be amortized over a one to two year term using the straight line method as it approximates the effective method given the short term. As of December 31, 2011 $3,151 of the debt discount has been amortized and charged to interest expense.

F-28

During the year ended December 31, 2012, the Company issued 419,600 warrants to new note holders. The company has calculated and recorded an additional $6,070 debt discount based upon the calculated value of the warrants. The debt discount was booked to additional paid in capital and will be amortized over a one to two year term using the straight line method as it approximates the effective method given the short term. For the year ended December 31, 2012, $7,966 of the debt discount has been amortized and charged to interest expense.

A summary of the status of the Company’s outstanding stock warrants as of December 31, 2012 and 2011 and changes during the periods is presented below:

	Warrants	Weighted Average Price	Weighted Average Fair Value

Outstanding, December 31, 2011	1,177,200	$0.25	$0.01

Issued	419,600	0.25	0.01
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-

Outstanding, December 31, 2012	1,596,800	$0.25	$0..01

Exercisable, December 31, 2012	1,596,800	$0.25	$0.01

	Outstanding			Exercisable
Range of Exercise Prices	Number Outstanding at 12/31/2012	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at 12/31/2012	Weighted Average Exercise Price

$0.25	1,596,800	1.74	$0.25	1,596,800	$0.25

NOTE 11: RELATED PARTY TRANSACTION

As of December 31, 2012 the Company’s CEO had advanced $101,988 to the Company for various operating expenses and acquisition of needed property. The loans had a three year term and accrued interest at 12%. On October 1, 2012, the outstanding principle of $101,988 and accrued interest of $7,814 were converted at $0.25 per share into 439,210 shares of common stock.

NOTE 12: COMMITMENTS

Lease Agreement

The Company leased its office space under a three year operating lease which commenced on July 1, 2011 and was to expire June 30, 2014. Monthly rent payments were $2,400 and subject to increase based on the Consumer Price Index. In the second quarter of 2012 it was determined that the current office space was no longer adequate to support the Company’s growth. As a result the lease was terminated early without recourse. A new lease was entered into in August of 2012. The term of the lease is for five years with payments of $2,650 per month. Rent expense for the period ended December 31, 2012 and 2011, respectively was $23,220 and $21,650.

F-29

Future minimum lease payments at December 31, 2012 are as follows:

For the Year Ending December 31,
2012	$30,050
2013	31,800
2014	31,800
2015	31,800
2016	31,800
Thereafter	21,200
Total minimum lease payments	$178,450

Vehicles

As of December 31, 2012, the Company leased three ambulances and a wheelchair van. Two of the ambulances were leased in June 2011 with each having a lease term of two years. The leases on the third ambulance and on the wheelchair van were initiated in June 2012 with each having a lease term of five years. All leases are being accounted for as operating leases under the guidelines of ASC 840-20. Lease expense for the periods ended December 31, 2012 and December 31, 2011 was $40,945 and $18,769, respectively.

The following is a schedule by years of future minimum lease payments required under operating leases that have a remaining term in excess of one year as of December 31, 2012:

Year ending December 31,
2012	$40,945
2013	48,552
2014	33,696
2015	33,696
2016	33,696
Thereafter	11,232
Total minimum lease payments	$201,817

NOTE 13: SUBSEQUENT EVENTS

The Company has performed an evaluation of subsequent events in accordance with ASC Topic 855. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.

F-30

XTREME CARE AMBULANCE, INC.

INDEX TO FINANCIAL STATEMENTS

Balance Sheets as of September 30, 2012 (unaudited) and December 31, 2011	F-32
Statements of Operations for the three and nine months ended September 30, 2012 and 2011 (unaudited)	F-33
Statements of Cash Flows for the nine months ended September 30, 2012 and 2011 (unaudited)	F-34
Notes to the Financial Statements (unaudited)	F-35

F-31

Xtreme Care Ambulance, Inc.
Balance Sheets

	September 30, 2012	December 31, 2011
	(unaudited)
ASSETS

Current Assets:
Cash	$—	$39,390
Accounts receivable, net of allowances	212,897	202,115
Due from a related party	965	—
Prepaid and other assets	4,408	—
Employee advances	—	643
Total Current Assets	218,270	242,148
Property and equipment, net	121,245	126,965
Note receivable	145,000	—
Other assets	8,517	500
Total Assets	$493,032	$369,613

LIABILITIES AND STOCKHOLERS' EQUITY (DEFICIT)

Current Liabilities:
Cash overdraft	$4,874	$—
Accounts payable	2,051	—
Accrued interest, related party	7,815	22,986
Accrued interest	10,900	—
Other accrued expenses	48,781	17,753
Notes payable, net of discount of $25,821 and $8,804, respectively	265,249	169,497
Total Current Liabilities	339,670	210,236
Long term liabilities
Long term portion of notes payable	180,400	116,000
Due to an officer	101,988	145,589
Total Liabilities	622,058	471,825

Stockholders' Equity (Deficit):
Common stock, $.001 par value, 50,000,000 shares authorized, 20,729,200 and 20,304,300 issued and outstanding, respectively	20,729	20,304
Additional paid in capital	106,490	67,726
Accumulated deficit	(256,245)	(190,242)
Total Stockholders' Equity (Deficit)	(129,026)	(102,212)
Total Liabilities and Stockholders' Equity (Deficit)	$493,032	$369,913

The accompanying notes are an integral part of these financial statements.

F-32

Xtreme Care Ambulance, Inc. Statements of Operations (unaudited)
	For the Nine Months Ended September 30,		For the Three Months Ended September 30,
	2012	2011	2012	2011

Revenue, net	$1,018,481	$402,740	$213,915	$175,865
Cost of revenue	373,635	149,839	145,383	61,481
Gross margin	644,846	252,901	68,532	114,384

Operating Expenses:
Compensation expense	118,150	19,365	40,251	11,066
Professional fees	114,042	6,486	19,582	5,937
Consulting fees	57,015	54,556	11,500	32,635
General and administrative	370,012	155,110	144,024	72,165
Total operating expenses	659,219	235,517	215,357	121,803
Gain (loss) from operations	(14,373)	17,384	(146,825)	(7,419)
Other income and (expense):
Interest income	4,266	—	2,768	—
Interest expense	(56,974)	(23,564)	(23,885)	(16,122)
Other income	1,078	—	—	—
Total other expense	(51,630)	(23,564)	(21,117)	(12,911)
Net Income (loss)	$(66,003)	$(6,180)	$(167,942)	$(23,541)

Loss per share, basic	$(0.00)	$(0.00)	$(0.01)	$(0.00)
Weighted average shares outstanding, basic	20,493,239	20,069,796	20,714,852	20,156,580
The accompanying notes are an integral part of these financial statements.

F-33

Xtreme Care Ambulance, Inc. Statements of Cash Flows (unaudited)

	For the Nine Months Ended
	September 30,
	2012	2011
Cash flows from operating activities:
Net gain (loss)	$(66,003)	$(6,180)
Adjustments to reconcile net loss to total cash used in operations:
Common stock issued for loan fees	26,225	52,075
Discount on convertible notes	13,504	1,411
Depreciation expense	23,755	14,051
Changes in assets and liabilities:
(Increase) / decrease in accounts receivable	(10,782)	(266,124)
(Increase) / decrease in other assets	(11,782)	(2,300)
(Increase) in related party receivable	(965)	—
Increase / (decrease) in accrued interest, related party	(15,171)	14,231
Increase in other accrued liabilities	41,981	11,102
Increase in accounts payable	2,051	—
Net cash provided by (used) in operating activities	2,813	(181,734)

Cash flows from investing activities
Increase in cash overdraft	4,874	—
Increase in loan receivable	(145,000)	—
Purchase of property and equipment	(18,035)	(35,029)
Net cash used in investing activities	(158,161)	(35,029)

Cash flows from financing activities:
Proceeds from loan, related party	—	40,688
Repayment of loans, related party	(43,602)	(15,000)
Proceeds from the sale of common stock	3,000	—
Proceeds from notes payable	174,900	198,300
Repayment of notes payable	(18,340)	—
Net cash provided by financing activities	115,958	223,988
Net increase (decrease) in cash	(39,390)	7,225
Cash at beginning of period	39,390	13,945
Cash at end of period	$—	$21,170

Cash paid for:
Interest	$54,836	$—
Taxes	$—	$—
Supplemental disclosure of non cash activities
Warrants issued to note holders	$4,913	$2,984

The accompanying notes are an integral part of these financial statements.

F-34

Xtreme Care Ambulance, Inc.

Notes to Financial Statements

September 30, 2012

 (unaudited)

NOTE 1: HISTORY OF OPERATIONS

Business Activity

Xtreme Care Ambulance has been incorporated since May 28, 2010 in the State of California. Xtreme Care Ambulance is licensed through the San Diego County Emergency Medical Services (EMS) and The California Highway Patrol (CHP) as a ground ambulance service.

 Xtreme Care Ambulance, Inc. (the “Company”) provides Emergency and Non-Emergency ambulance services and wheelchair services. The Company is based out of San Diego, California.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

Preparation of Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information.  While these statements reflect all normal recurring adjustments which are, in the opinion of management, necessary for fair presentation of the results of the interim period, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the financial statements and footnotes thereto, for the year ended December 31, 2011. The interim results for the nine months ended September 30, 2012 are not necessarily indicative of the results for the full fiscal year.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company's system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of September 30, 2012 and December 31, 2011.

F-35

Concentration of revenue and credit risk

We respond to calls for medical transports without pre-screening the creditworthiness of the patient and are subject to collection risk for services provided to insured and uninsured patients. Medicare and Medicaid also receive contractual discounts from our standard charges for ambulance services. Patient transport revenue is recorded net of provisions for contractual discounts and estimated uncompensated care. Both provisions are estimated during the period the related services are performed based on historical collection experience and any known trends or changes in reimbursement rate schedules and payer mix. The provisions are adjusted as required based on actual collections in subsequent periods. Net reimbursement per patient transport is primarily a function of price, payer mix, and timely and effective collection efforts. Both the pace of collections and the ultimate collection rate are affected by the overall health of the U.S. economy, which impacts the number of indigent patients and funding for state-run programs, such as Medicaid. Medicaid reimbursement rates in many jurisdictions have remained well below the cost of providing medical transportation. In addition, the collection rate is impacted by changes in the cost of healthcare and health insurance including the changes to health insurance coverage provided by employers.

Stock Based Compensation

We account for equity instruments issued in exchange for the receipt of goods or services from non-employees. Costs are measured at the fair market value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of the date on which there first exists a firm commitment for performance by the provider of goods or services or on the date performance is complete. The Company recognizes the fair value of the equity instruments issued that result in an asset or expense being recorded by the company, in the same period(s) and in the same manner, as if the Company has paid cash for the goods or services.

Use of Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Property and Equipment

Property and equipment are recorded at cost. Expenditures that increase the useful lives or capacities of the property and equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives as follows:

Computer equipment/software - 3 years

Furniture and fixtures - 3 years

Machinery and equipment - 5 years

Automobiles – 7 years

Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable, accrued liabilities and notes payable, as applicable, approximates fair value due to the short-term nature of these items. The fair value of the related party notes payable cannot be determined because of the Company's affiliation with the parties with whom the agreements exist. The use of different assumptions or methodologies may have a material effect on the estimates of fair values.

F-36

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

• Level 1:  Observable inputs such as quoted prices in active markets;

• Level 2:  Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

• Level 3:  Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

The following table represents our assets and liabilities by level measured at fair value on a recurring basis at September 30, 2012 and December 30, 2011.

Description	Level 1	Level 2	Level 3
	none	none	none

 Income Taxes

 Accounting Standards Codification Topic No. 740 “Income Taxes” (ASC 740) requires the asset and liability method of accounting be used for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In June 2006, the FASB interpreted its standard for accounting for uncertainty in income taxes, an interpretation of accounting for income taxes.  This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance the minimum recognition threshold and measurement attributable to a tax position taken on a tax return is required to be met before being recognized in the financial statements. The FASB’s interpretation had no material impact on the Company’s financial statements.

F-37

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 605, “Revenue Recognition”, which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the fee is fixed or determinable; and (4) collectability is reasonably assured.  We respond to calls for medical transports without pre-screening the creditworthiness of the patient and are subject to collection risk for services provided to insured and uninsured patients. Medicare and Medicaid also receive contractual discounts from our standard charges for ambulance services. Patient transport revenue is recorded net of provisions for contractual discounts and estimated uncompensated care. Both provisions are estimated during the period the related services are performed based on historical collection experience and any known trends or changes in reimbursement rate schedules and payer mix. The provisions are adjusted as required based on actual collections in subsequent periods. Net reimbursement per patient transport is primarily a function of price, payer mix, and timely and effective collection efforts. Both the pace of collections and the ultimate collection rate are affected by the overall health of the U.S. economy, which impacts the number of indigent patients and funding for state-run programs, such as Medicaid. Medicaid reimbursement rates in many jurisdictions have remained well below the cost of providing medical transportation. In addition, the collection rate is impacted by changes in the cost of healthcare and health insurance including the changes to health insurance coverage provided by employers.

Allowance for Doubtful Accounts and Contractual Allowances

The Company determines its allowances for contractual discounts and uncompensated care based on estimated payer mix, payer reimbursement schedules, and historical collection experience. The allowances are reviewed monthly and adjusted periodically based on actual collections. Billings are charged off against the uncompensated care allowance when it is probable that the receivable will not be recovered. The allowance for contractual discounts is related primarily to Medicare and Medicaid patients. The allowance for uncompensated care is related primarily to receivables recorded for self-pay patients. As of September 30, 2012 and December 31, 2011 the allowance for doubtful accounts was $68,726 and $177,922, respectively. The allowance for contractual discounts as of September 30, 2012 is $111,776.

Cost of Revenue

The Company includes in its cost of revenue all costs that are directly attributable to the service being provided. As of September 30, 2012 and December 31, 2011 those costs are as follows.

	September 30, 2012	December 31, 2011
Vehicle lease expense	$25,093	$18,769
Depreciation	16,265	14,536
Automobile expense	97,290	60,410
Medical supplies	15,342	12,052
Wages	219,645	145,566
Total	$373,635	$251,333

Operating Leases

The Company leased its office space under a three year operating lease which commenced on July 1, 2011 and was to expire June 30, 2014.  Monthly rent payments were $2,400 and subject to increase based on the Consumer Price Index. In the second quarter of 2012 it was determined that the current office space was no longer adequate to support the Company’s growth. As a result the lease was terminated early without recourse. A new lease was entered into in August of 2012. The term of the lease is for five years with payments of $2,650 per month. Rent expense for the period ended September 30, 2012 was $20,547 and $21,650 for the year ended December 31, 2011.

Earnings (Loss) Per Share

Per Accounting Standards Codification Topic 260 “Earnings Per Share” (ASC 260), basic EPS is determined using net income divided by the weighted average shares outstanding during the period.

F-38

The following table illustrates the computation of basic earnings per share for the years ended December 31.

	September 30, 2012	December 31, 2011
Basic EPS
Net loss	$(66,003)	$(150,950)
Weighted average shares	20,493,239	20,114,303
Net loss per share	$(0.00)	$(0.01)

No consideration was give to the effect of stock warrants or convertible notes as these potentially dilutive shares would reduce the loss per share and would therefore become anti-dilutive.

Reclassification

Certain  reclassifications  have been made to the prior financial  information  to  conform  to  the presentation  used  in the  current  September 30, 2012  financial information.

NOTE 3: RECENT ACCOUNTING PRONOUNCEMENTS

In September 2011 FASB issued Accounting Standards Update No. 2011-08, Intangibles - Goodwill and Other (Topic 350): Testing Goodwill for impairment. This ASU's objective is to simplify the process of performing impairment testing for Goodwill. With this update a company is allowed to asses qualitative factors, first, to determine if it is more likely than not (greater than 50%) that the FV is less than the carrying amount. This would be done, prior to performing the two-step goodwill impairment testing, as prescribed by Topic 350.  Prior to this ASU, all entities were required to test, annually, their good will for impairment by Step 1 - comparing the FV to the carrying amount, and if impaired, then step 2 - calculate and recognize the impairment. Therefore, the fair value measurement is not required, until the "more likely than not" reasonableness test is concluded. Effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.

In July 2011 FASB issued Standards Update No. 2011-07, Health Care Entities (Topic 954) Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Health Care Entities. The amendments in this Update require certain health care entities to change the presentation of their statement of operations by reclassifying the provision for bad debts associated with patient service revenue from an operating expense to a deduction from patient service revenue (net of contractual allowances and discounts). Additionally, those health care entities are required to provide enhanced disclosure about their policies for recognizing revenue and assessing bad debts. The amendments also require disclosures of patient service revenue (net of contractual allowances and discounts) as well as qualitative and quantitative information about changes in the allowance for doubtful accounts. For public entities, the amendments in this Update are effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2011, with early adoption permitted. For nonpublic entities, the amendments are effective for the first annual period ending after December 15, 2012, and interim and annual periods thereafter, with early adoption permitted. The amendments to the presentation of the provision for bad debts related to patient service revenue in the statement of operations should be applied retrospectively to all prior periods presented. The  disclosures required by the amendments in this Update should be provided for the period of adoption and subsequent reporting periods.

In May 2011, FASB issued Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.    This ASU clarifies the board's intent of current guidance, modifies and changes certain guidance and principles, and adds additional disclosure requirements concerning the 3 levels of fair value measurements. Specific amendments are applied to FASB ASC 820-10-35, Subsequent Measurement and FASB ASC 820-10-50, Disclosures. This ASU is effective for interim and annual periods beginning after December 15, 2011.

F-39

In June 2011, FASB issued Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. - ASU 2011-05. Current US GAAP allows companies to present the components of comprehensive income as a part of the statement of changes in stockholders' equity. This ASU eliminates that option. in this Update, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income This ASU is effective interim and annual periods beginning after December 15, 2011.  This ASU should be applied retrospectively. There are no specific transition disclosures

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of:

	September 30, 2012	December 31, 2011
Vehicles	$102,822	$102,822
Computers & software	20,075	19,925
Furniture and fixtures	610	610
Equipment	48,717	30,832
Total	172,224	154,189
Less: accumulated depreciation	(50,979)	(27,224)
	$121,245	$126,965

Depreciation expense for the periods ended September 30, 2012 and December 31, 2011 was $23,755 and $20,703, respectively.

NOTE 5: ACCRUED EXPENSES

For the period ended September 30, 2012 and the year ended December 31, 2011 the Company had accrued $48,781 and $17,753, respectively in expenses, almost all of which was for payroll tax liabilities.

NOTE 6: NOTE RECEIVABLE

On March 23, 2012, the Company entered into a partnership agreement and promissory note with GHSD, LLC. Per the terms of the agreement the Company agreed to deliver an initial $50,000 followed by $25,000 each month for the next eight months for a total loan/investment of $250,000 at 8% interest.  Subsequently management renegotiated the terms of the loan reducing the total investment to $145,000. As of September 30, 2012, the full $145,000 has been paid. The amount carried on the note is convertible in full to an 11.5% ownership interest. The intent of the parties is to convert the note to ownership interest once profit participation has reached a predetermined amount, estimated to be between 36 and 60 months from the date of agreement.

NOTE 7: NOTES PAYABLE

The company issues notes payable to various individual investors with a one to two year term that bear interest at 12% per year. In conjunction with the note issuance each investor receives one restricted share of common stock and four warrants to purchase shares of common stock, for each dollar of the note amount. At any time prior to the maturity date; the holder shall have the right to convert all or any portion of the outstanding balance under their note payable into shares of common stock at $0.25 per share.

F-40

During the period ended September 30, 2012, the Company issued $84,900 in new notes. Notes are disclosed net of debt discount of $7,362 (see Note 7).

In addition to the notes issued to individual investors, during the third quarter the Company executed a secured installment note in the amount of $115,610. A portion of the face amount, $25,610, was retained by the lender for interest and fees. This amount was recorded as a debt discount to the loan and will be expensed to interest expense over the six month term of the loan. As of September 30, 2012, $7,150 of the discount has been expense and the balance due on the note is $102,270.

During the year ended December 31, 2011 the company issued notes payable to various investors for total proceeds of $304,300, $10,000 of which was repaid during the year. Notes are disclosed net of debt discount of $8,804 (see Note 7).

NOTE 8: COMMON STOCK TRANSACTIONS

During the three months ended March 31, 2012, the company issued 77,900 shares of common stock to its note holders. The shares were valued at $0.25, for a total expense of $19,475. The expense has been recorded as loan fees.

During the three months ended June 30, 2012, the company issued 17,000 shares of common stock to its note holders. The shares were valued at $0.25, for a total expense of $4,250. The expense has been recorded as loan fees.

During the three months ended June 30, 2012, the Company issued 280,000 shares of common stock for cash proceeds of $2,800.

During the three months ended September 30, 2012, the company issued 10,000 shares of common stock to a note holder. The shares were valued at $0.25, for a total expense of $2,500. The expense has been recorded as a loan fee.

During the three months ended September 30, 2012, the Company issued 20,000 shares of common stock for cash proceeds of $200.

During the three months ended September 30, 2012, the Company issued 20,000 shares of common stock in conversion of a loan consisting of $5,000 principle and $53 in interest.

During the year ended December 31, 2011 the company issued 304,300 shares of common stock to its note holders. The shares were valued at $0.25, for a total expense of $76,075. The expense has been recorded as loan fees.

NOTE 9: WARRANTS

During the year ended December 31, 2011, the Company issued 1,177,200 warrants to its note holders. Because there is no public market for the company’s stock and other comparable parameters for a Black Scholes calculation were not readily available the Company determined it was reasonable to use the present value of the future cash flow of the warrants in determining their fair value. The company has calculated and recorded an $11,954 debt discount. The debt discount was booked to additional paid in capital and will be amortized over a one to two year term using the straight line method as it approximates the effective method given the short term. As of December 31, 2011 $3,151 of the debt discount has been amortized and charged to interest expense.

During the period September 30, 2012, the Company issued 339,600 warrants to new note holders. The company has calculated and recorded an additional $4,913 debt discount. The debt discount was booked to additional paid in capital and will be amortized over a one to two year term using the straight line method as it approximates the effective method given the short term. For the nine months ended September 30, 2012, $6,353 of the debt discount has been amortized and charged to interest expense.

A summary of the status of the Company’s outstanding stock warrants as of September 30, 2012 and December 31, 2011 and changes during the periods is presented below:

F-41

	Warrants	Weighted Average Price	Weighted Average Fair Value

Outstanding, December 31, 2011	1,177,200	$0.25	$0.01

Issued	339,600	0.25	0.01
Exercised	-	-	-
Forfeited	-	-	-
Expired	-	-	-

Outstanding, September 30, 2012	1,516,800	$0.25	$0..01

Exercisable, September 30, 2012	1,516,800	$0.25	$0.01

	Outstanding			Exercisable
Range of Exercise Prices	Number Outstanding at 9/30/2012	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at 9/30/2012	Weighted Average Exercise Price

$0.25	1,516,800	1.95	$0.25	1,516,800	$0.25

NOTE 10: RELATED PARTY TRANSACTION

As of September 30, 2012 the Company’s CEO had advanced $101,988 to the Company for various operating expenses and acquisition of needed property. The loans have a three year term and accrue interest at 12%.

During the quarter ended September 30, 2012, the Company advanced $965 to another company with the same management. The funds were advanced to cover certain operating expenses.

NOTE 11: COMMITMENTS

Operating Leases

The Company leases its office space under a five year operating lease which commenced on August 1, 2012 and expires July 31, 2017.  Monthly rent payments are $2,650 and may be subject to increase based on the Consumer Price Index.

Future minimum lease payments at September 30, 2012 are as follows:

For the Year Ending December 31,
2012	$30,050
2013	31,800
2014	31,800
2015	31,800
2016	31,800
Thereafter	21,200
Total minimum lease payments	$178,450

F-42

As of September 30, 2012, the Company leased three ambulances and a wheelchair van. Two of the ambulances were leased in June 2011 with each having a lease term of two years. The leases on the third ambulance and on the wheelchair van were initiated in June 2012 with each having a lease term of five years. All leases are being accounted for as operating leases under the guidelines of ASC 840-20. Lease expense for the periods ended September 30, 2012 and December 31, 2011 was $25,093 and $18,769, respectively.

The following is a schedule by years of future minimum lease payments required under operating leases that have a remaining term in excess of one year as of December 31, 2011:

Year ending December 31,
2012	$40,945
2013	48,552
2014	33,696
2015	33,696
2016	33,696
Thereafter	11,232
Total minimum lease payments	$44,570

NOTE 12: SUBSEQUENT EVENTS

The Company has performed an evaluation of subsequent events in accordance with ASC Topic 855. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements other than those stated below.

Subsequent to September 30, 2012 the Company issued 250,000 shares of common stock for cash proceeds of $2,500, and 10,431 shares of common stock in conversion of $2,608 of principle and interest to one of its note holders.

On November 12, 2012, the Company was acquired by Xtreme Healthcare Corporation, a Delaware corporation in a stock-for-stock transaction (the “Acquisition”).  The purpose of the Acquisition was to facilitate and prepare Xtreme Healthcare Corporation for a registration statement and/or public offering of securities.

The Acquisition was effected by the Xtreme Healthcare through the exchange of all of the outstanding membership interests of Xtreme Care for 21,010,403 shares of common stock.

F-43

XTREME CARE AMBULANCE, INC.

F-44

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Xtreme Care Ambulance Inc

We have audited the accompanying balance sheets of Xtreme Care Ambulance Inc (the Company) as of December 31, 2011 and 2010, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2011 and for the period from May 28, 2010 (inception) to December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xtreme Care Ambulance Inc as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the year ended December 31, 2011 and for the period from May 28, 2010 (inception) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/Kenne Ruan, CPA, P.C.
Woodbridge, Connecticut July 9, 2012 (Except for some account reclassification in Statements of Operations is as of December 28, 2012)

F-45

Xtreme Care Ambulance, Inc.
Balance Sheets

	December 31, 2011	December 31, 2010
ASSETS

Current Assets:
Cash	$39,390	$13,945
Accounts receivable, net of allowance	202,115	—
Employee advances	643	—
Total Current Assets	242,148	13,945
Property and equipment, net	126,965	77,149
Other assets	500	—
Total Assets	$369,613	$91,094

LIABILITIES AND STOCKHOLERS' EQUITY (DEFICIT)

Current Liabilities:
Accrued interest, related party	$22,986	$4,684
Other accrued expenses	17,753	—
Notes payable, net of discount of $8,804	169,497	—
Total Current Liabilities	210,236	4,684
Long term liabilities
Long term portion of notes payable	116,000	—
Due to an officer	145,589	125,702
Total Liabilities	471,825	130,386

Stockholders' Equity (Deficit):
Common stock, $.001 par value, 50,000,000 shares authorized, 20,304,300 and 20,000,000 issued and outstanding, respectively	20,304	20,000
Additional paid in capital	67,726	(20,000)
Accumulated deficit	(190,242)	(39,292)
Total Stockholders' Equity (Deficit)	(102,212)	(39,292)
Total Liabilities and Stockholders' Equity (Deficit)	$369,613	$91,094

The accompanying notes are an integral part of these financial statements.

F-46

Xtreme Care Ambulance, Inc. Statements of Operations
	For the Year Ended December 31, 2011	For the Short Year Ended December 31, 2010

Revenue, net	$701,269	$—
Cost of revenue	251,333	6,878
Gross margin	449,936	(6,878)

Operating Expenses:
Compensation expense	49,500	—
Bad debt expense	177,922	—
Professional fees	15,372	—
Consulting fees	95,073	3,300
General and administrative	226,751	24,430
Total operating expenses	564,618	27,730
Loss from operations	(114,682)	(34,608)
Other income and (expense):
Interest expense	(36,268)	(4,684)
Total other expense	(36,268)	(4,684)
Net Loss	$(150,950)	$(39,292)

Loss per share, basic	$(0.01)	$(0.01)
Weighted average shares outstanding, basic	20,114,303	8,383,562

The accompanying notes are an integral part of these financial statements.

F-47

Xtreme Care Ambulance, Inc.
Statement of Stockholders’ Equity (Deficit)
	Common Stock
	Shares	Amount	Additional Paid in Capital	Retained Earnings (Deficit)	Total
Balance at December 31, 2009	—	$—	$—	$—	$—
Common stock issued as founder shares	20,000,000	20,000	(20,000)	—	—
Net loss for the year ended December 31, 2010	—	—	—	(39,292)	(39,292)
Balance at December 31, 2010	20,000,000	20,000	(20,000)	(39,292)	(39,292)
Common stock issued for loan fees	304,300	304	75,771	—	76,075
Issuance of warrants	—	—	11,955	—	11,955
Net loss for the year ended December 31, 2011	—	—	—	(150,950)	(150,950)
Balance at December 31, 2011	20,304,300	$20,304	$67,726	$(190,242)	$(102,212)

The accompanying notes are an integral part of these financial statements.

F-48

Xtreme Care Ambulance, Inc.
Statements of Cash Flows
	For the Year Ended December 31,	For the Period From May 28, 2010 (inception) to December 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(150,950)	$(39,292)
Adjustments to reconcile net loss to total cash used in operations:
Common stock issued for loan fees	76,075	—
Discount on convertible notes	3,151	—
Depreciation expense	20,703	6,521
Bad debt expense	177,922	—
Changes in assets and liabilities:
Increase in accounts receivable	(380,037)	—
Increase in other assets	(1,143)	—
Increase in accrued interest, related party	18,302	4,684
Increase in other accrued liabilities	17,753	—
Net cash provided by (used) in operating activities	(218,224)	(28,087)

Cash flows from investing activities
Purchase of property and equipment	(70,519)	(83,670)
Net cash used in investing activities	(70,519)	(83,670)

Cash flows from financing activities:
Proceeds from loan, related party	40,888	125,702
Repayment of loans, related party	(21,000)	—
Proceeds from notes payable	304,300	—
Repayment of notes payable	(10,000)	—
Net cash provided by financing activities	314,188	125,702
Net increase in cash	25,445	13,945
Cash at beginning of period	13,945	—
Cash at end of period	$39,390	$13,945

Cash paid for:
Interest	$14,816	$—
Taxes	$—	$—
Supplemental disclosure of non cash activities
Warrants issued to note holders	$11,954	$—

The accompanying notes are an integral part of these financial statements.

F-49

Xtreme Care Ambulance, Inc.

Notes to Financial Statements

December 31, 2011

NOTE 1: HISTORY OF OPERATIONS

Business Activity

Xtreme Care Ambulance has been incorporated since May 28, 2010 in the State of California. Xtreme Care Ambulance is licensed through the San Diego County Emergency Medical Services (EMS) and The California Highway Patrol (CHP) as a ground ambulance service.

 Xtreme Care Ambulance, Inc. (the “Company”) provides Emergency and Non-Emergency ambulance services and wheelchair services. The Company is based out of San Diego, California.

NOTE 2: SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2011 and 2010.

Concentration of revenue and credit risk

We respond to calls for medical transports without pre-screening the creditworthiness of the patient and are subject to collection risk for services provided to insured and uninsured patients. Medicare and Medicaid also receive contractual discounts from our standard charges for ambulance services. Patient transport revenue is recorded net of provisions for contractual discounts and estimated uncompensated care. Both provisions are estimated during the period the related services are performed based on historical collection experience and any known trends or changes in reimbursement rate schedules and payer mix. The provisions are adjusted as required based on actual collections in subsequent periods. Net reimbursement per patient transport is primarily a function of price, payer mix, and timely and effective collection efforts. Both the pace of collections and the ultimate collection rate are affected by the overall health of the U.S. economy, which impacts the number of indigent patients and funding for state-run programs, such as Medicaid. Medicaid reimbursement rates in many jurisdictions have remained well below the cost of providing medical transportation. In addition, the collection rate is impacted by changes in the cost of healthcare and health insurance including the changes to health insurance coverage provided by employers.

Stock Based Compensation

We account for equity instruments issued in exchange for the receipt of goods or services from non-employees. Costs are measured at the fair market value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of the date on which there first exists a firm commitment for performance by the provider of goods or services or on the date performance is complete. The Company recognizes the fair value of the equity instruments issued that result in an asset or expense being recorded by the company, in the same period(s) and in the same manner, as if the Company has paid cash for the goods or services.

F-50

Use of Estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Property and Equipment

Property and equipment are recorded at cost. Expenditures that increase the useful lives or capacities of the property and equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful lives as follows:

Computer equipment/software - 3 years

Furniture and fixtures - 3 years

Machinery and equipment - 5 years

Automobiles – 7 years

Allowance for Doubtful Accounts

The Company provides an allowance for estimated uncollectible accounts receivable balances based on operating procedures relevant to the emergency transportation business, reimbursement policies of the insurance industry and the aging of the related accounts receivable. As of December 31, 2011 and 2010 the allowance for doubtful accounts was $177,922 and $0, respectively.

Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable, accrued liabilities and notes payable, as applicable, approximates fair value due to the short-term nature of these items. The fair value of the related party notes payable cannot be determined because of the Company's affiliation with the parties with whom the agreements exist. The use of different assumptions or methodologies may have a material effect on the estimates of fair values.

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

• Level 1:  Observable inputs such as quoted prices in active markets;

• Level 2:  Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

• Level 3:  Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

F-51

The following table represents our assets and liabilities by level measured at fair value on a recurring basis at December 31, 2011 and 2010.

Description	Level 1	Level 2	Level 3
	none	none	none

 Income Taxes

Accounting Standards Codification Topic No. 740 “Income Taxes” (ASC 740) requires the asset and liability method of accounting be used for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Net deferred tax assets and liabilities consist of the following components as of December 31:

	2011	2010
NOL	$(39,292)	$—
Net Gain (Loss)	(150,950)	(39,292)
Common stock for loan fees	76,075	—
Bad debt expense	177,922	—
Debt discount	3,151	—
Depreciation expense	20,703	—
End of period	87,609	(39,292)
Effective Rate	0.34	0.34
Deferred Tax Asset (Liability)	29,787	(13,359)
Valuation	(29,787)	13,359
Deferred Tax Asset/Liability	$—	$—

In June 2006, the FASB interpreted its standard for accounting for uncertainty in income taxes, an interpretation of accounting for income taxes.  This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance the minimum recognition threshold and measurement attributable to a tax position taken on a tax return is required to be met before being recognized in the financial statements. The FASB’s interpretation had no material impact on the Company’s financial statements for the years ended December 31, 2011 and 2010.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 605, “Revenue Recognition”, which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the fee is fixed or determinable; and (4) collectibility is reasonably assured.  We respond to calls for medical transports without pre-screening the creditworthiness of the patient and are subject to collection risk for services provided to insured and uninsured patients. Medicare and Medicaid also receive contractual discounts from our standard charges for ambulance services. Patient transport revenue is recorded net of provisions for contractual discounts and estimated uncompensated care. Both provisions are estimated during the period the related services are performed based on historical collection experience and any known trends or changes in reimbursement rate schedules and payer mix. The provisions are adjusted as required based on actual collections in subsequent periods. Net reimbursement per patient transport is primarily a function of price, payer mix, and timely and effective collection efforts. Both the pace of collections and the ultimate collection rate are affected by the overall health of the U.S. economy, which impacts the number of indigent patients and funding for state-run programs, such as Medicaid. Medicaid reimbursement rates in many jurisdictions have remained well below the cost of providing medical transportation. In addition, the collection rate is impacted by changes in the cost of healthcare and health insurance including the changes to health insurance coverage provided by employers.

F-52

Cost of Revenue

The Company includes in its cost of revenue all costs that are directly attributable to the service being provided. As of December 31, those costs are as follows.

	2011	2010
Vehicle lease expense	$18,769	$—
Depreciation	14,536	—
Automobile expense	60,410	6,878
Medical supplies	12,052	—
Wages	145,566	—
Total	$251,333	$6,878

Operating Leases

The Company leases its office space under a three year operating lease which commenced on July 1, 2011 and expires June 30, 2014.  Rent expense for the years ended December 31, 2011 and 2010 was $21,650 and $2,400, respectively. The Company leases two vehicles that are accounted for as operating leases. All operating lease payments are recognized in the income statement as incurred.

Earnings (Loss) Per Share

Per Accounting Standards Codification Topic 260 “Earnings Per Share” (ASC 260), basic EPS is determined using net income divided by the weighted average shares outstanding during the period. The following table illustrates the computation of basic earnings per share for the years ended December 31.

	2011	2010
Basic EPS
Net loss	$(150,950)	$(39,292)
Weighted average shares	20,114,303	8,383,562
Net loss per share	$(0.01)	$(0.01)

No consideration was give to the effect of stock warrants or convertible notes as these potentially dilutive shares would reduce the loss per share and would therefore become anti-dilutive.

NOTE 3: RECENT ACCOUNTING PRONOUNCEMENTS

In September 2011 FASB issued Accounting Standards Update No. 2011-08, Intangibles - Goodwill and Other (Topic 350): Testing Goodwill for impairment. This ASU's objective is to simplify the process of performing impairment testing for Goodwill. With this update a company is allowed to asses qualitative factors, first, to determine if it is more likely than not (greater than 50%) that the FV is less than the carrying amount. This would be done, prior to performing the two-step goodwill impairment testing, as prescribed by Topic 350.  Prior to this ASU, all entities were required to test, annually, their good will for impairment by Step 1 - comparing the FV to the carrying amount, and if impaired, then step 2 - calculate and recognize the impairment. Therefore, the fair value measurement is not required, until the "more likely than not" reasonableness test is concluded. Effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.

F-53

In July 2011 FASB issued Standards Update No. 2011-07, Health Care Entities (Topic 954) Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Health Care Entities. The amendments in this Update require certain health care entities to change the presentation of their statement of operations by reclassifying the provision for bad debts associated with patient service revenue from an operating expense to a deduction from patient service revenue (net of contractual allowances and discounts). Additionally, those health care entities are required to provide enhanced disclosure about their policies for recognizing revenue and assessing bad debts. The amendments also require disclosures of patient service revenue (net of contractual allowances and discounts) as well as qualitative and quantitative information about changes in the allowance for doubtful accounts. For public entities, the amendments in this Update are effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2011, with early adoption permitted. For nonpublic entities, the amendments are effective for the first annual period ending after December 15, 2012, and interim and annual periods thereafter, with early adoption permitted. The amendments to the presentation of the provision for bad debts related to patient service revenue in the statement of operations should be applied retrospectively to all prior periods presented. The disclosures required by the amendments in this Update should be provided for the period of adoption and subsequent reporting periods.

In May 2011, FASB issued Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.    This ASU clarifies the board's intent of current guidance, modifies and changes certain guidance and principles, and adds additional disclosure requirements concerning the 3 levels of fair value measurements. Specific amendments are applied to FASB ASC 820-10-35, Subsequent Measurement and FASB ASC 820-10-50, Disclosures. This ASU is effective for interim and annual periods beginning after December 15, 2011.

In June 2011, FASB issued Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. - ASU 2011-05. Current US GAAP allows companies to present the components of comprehensive income as a part of the statement of changes in stockholders' equity. This ASU eliminates that option. in this Update, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income This ASU is effective interim and annual periods beginning after December 15, 2011.  This ASU should be applied retrospectively. There are no specific transition disclosures

In December 2010, the FASB Accounting Standards Update 2010-29 Business Combinations Topic 805, which requires a public entity to disclose pro forma information for business combinations that occurred in the current reporting period. The disclosures include pro forma revenue and earnings of the combined entity for the current reporting period as though the acquisition date for all business combinations that occurred during the year had been as of the beginning of the annual reporting period. If comparative financial statements are presented, the pro forma revenue and earnings of the combined entity for the comparable prior reporting period should be reported as though the acquisition date for all business combinations that occurred during the current year had been as of the beginning of the comparable prior annual reporting period. Effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010.

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-54

NOTE 4: PROPERTY AND EQUIPMENT

 Property and equipment consisted of the following as of:

	December 31, 2011	December 31, 2010
Vehicles	$102,822	$63,972
Computers & software	19,925	4,241
Furniture and fixtures	610	—
Equipment	30,832	15,457
Total	154,189	83,670
Less: accumulated depreciation	(27,224)	(6,521)
	$126,965	$77,149

Depreciation expense for the years ended December 31, 2011 and December 31, 2010 was $20,703 and $6,524, respectively.

NOTE 5: ACCRUED EXPENSES

For the year ended December 31, 2011 the Company had accrued $17,753 in expenses, almost all of which was for payroll tax liabilities.

NOTE 6: NOTES PAYABLE

During the year ended December 31, 2011 the company issued notes payable to various investors for total proceeds of $304,300, $10,000 of which was repaid during the year. All notes have a one to two year term and bear interest at 12% per year. In conjunction with the note issuance each investor received one restricted share of common stock and four warrants to purchase shares of common stock, for each dollar of the note amount. At any time prior to the maturity date; the holder shall have the right to convert all or any portion of the outstanding balance under their note payable into shares of common stock at $0.25 per share. Notes are disclosed net of debt discount of $8,804 (see Note 7).

NOTE 7: COMMON STOCK TRANSACTIONS

On August 1, 2010, the Company issued 20,000,000 shares to its founder and CEO. The shares were accounted for as founder shares. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

During the year ended December 31, 2011 the company issued 304,300 shares of common stock to its note holders. The shares were valued at $0.25, for a total expense of $76,075. The expense has been recorded as loan fees.

NOTE 8: WARRANTS

During the year ended December 31, 2011, the Company issued 1,177,200 warrants to its note holders. Because there is no public market for the company’s stock and other comparable parameters for a Black Scholes calculation were not readily available the Company determined it was reasonable to use the present value of the future cash flow of the warrants in determining their fair value. The company has calculated and recorded an $11,954 debt discount. The debt discount was booked to additional paid in capital and will be amortized over a one to two year term using the straight line method as it approximates the effective method given the short term. As of December 31, 2011 $3,151 of the debt discount has been amortized and charged to interest expense.

F-55

A summary of the status of the Company’s outstanding stock warrants as of December 31, 2011 and December 31, 2010 and changes during the periods is presented below:

	Warrants	Weighted Average Price	Weighted Average Fair Value

Outstanding, December 31, 2010	—	$—	$—

Issued	1,177,200	0.25	0.01
Exercised	—	—	—
Forfeited	—	—	—
Expired	—	—	—

Outstanding, December 31, 2011	1,177,200	$0.25	$0.01

Exercisable, December 31, 2011	1,177,200	$0.25	$0.01

	Outstanding			Exercisable
Range of Exercise Prices	Number Outstanding at 12/31/2011	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at 12/31/2011	Weighted Average Exercise Price

$0.25	1,177,200	2.75	$0.25	1,177,200	$0.25

NOTE 9: RELATED PARTY TRANSACTION

On August 1, 2010, the Company issued 20,000,000 shares to its founder and CEO. The shares were accounted for as founder shares. The shares were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

As of December 31, 2010 the Company’s CEO advanced $125,702 to the Company for various operating expenses and acquisition of needed property. During the year ended December 31, 2011 the CEO loaned an additional $19,887, for a total balance due of $145,589. The loans each have a three year term and accrue interest at 12%.

NOTE 10: COMMITMENTS

Operating Leases

The Company leased its office space under a three year operating lease which commenced on July 1, 2011 and was to expire June 30, 2014.  Monthly rent payments were $2,400 and subject to increase based on the Consumer Price Index. In the second quarter of 2012 it was determined that the current office space was no longer adequate to support the Company’s growth. As a result the lease was terminated early without recourse. A new lease was entered into in August of 2012 for $2,650 per month.

F-56

Future minimum lease payments at December 31, 2011 are as follows:

For the Year Ending December 31,
2012	$30,050
2013	31,800
2014	31,800
2015	31,800
2016	31,800
Thereafter	21,200
Total minimum lease payments	$178,450

As of December 31, 2012, the Company leased an ambulance and mobility works van. Both leases were initiated in June 2011, have a lease term of two years and are being accounted for as operating leases under the guidelines of ASC 840-20. Lease expense for the year ended December 31, 2011 was $18,769.

The following is a schedule by years of future minimum lease payments required under operating leases that have a remaining term in excess of one year as of December 31, 2011:

Year ending December 31,
2012	$29,713
2013	14,857
Total minimum lease payments	$44,570

NOTE 11: SUBSEQUENT EVENTS

The Company has performed an evaluation of subsequent events in accordance with ASC Topic 855. The Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements other than that noted below.

Subsequent to December 31, 2011, the Company issued 77,900 shares of common stock and 231,600 warrants in connection with the issuance of $57,900 of notes payable.

F-57

The following unaudited pro forma condensed consolidated financial statements have been derived from our historical financial statements included elsewhere in this registration statement, as adjusted to give effect to the November 12, 2012 reverse merger acquisition (the”Recapitalization” or the “Reverse Merger”) of Xtreme Care Ambulance, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2012

	Xtreme Care Ambulance, Inc.		Xtreme Healthcare, Inc.	Pro Forma Adjustments	Pro Forma
ASSETS
Current Assets:
Cash	$—	50	$—	$50
Accounts receivable, net of allowances	212,897	—	—	212,897
Due from a related party	965	—	(965)	-
Prepaid and other assets	4,408	—	—	4,408
Total Current Assets	218,270	50	(965)	217,355
Property and equipment, net	121,245	—	—	121,245
Note receivable	145,000	—	—	145,000
Other assets	8,517	—	—	8,517
Total Assets	$493,032	50	$(965)	$492,117

LIABILITIES AND STOCKHOLERS' EQUITY (DEFICIT)

Current Liabilities:
Cash overdraft	$4,874	—	$—	$4,874
Accounts payable	2,051	—	—	2,051
Accrued interest, related party	7,815	—	—	7,815
Accrued interest	10,900	—	—	10,900
Other accrued expenses	48,781	—	—	48,781
Due to a related party	—	965	(965)	-
Notes payable, net of discount of $25,821 and $8,804, respectively	265,249	—	—	265,249
Total Current Liabilities	339,670	965	(965)	339,670
Long term liabilities:
Long term portion of notes payable	180,400	—	—	180,400
Due to an officer	101,988	—	—	101,988
Total Liabilities	622,058	965	(965)	622,058

Stockholders' Equity (Deficit):
Common stock	20,729	150	(150)	20,729
Additional paid in capital	106,490	2,093	150	108,733
Accumulated deficit	(256,245)	(3,158)	—	(259,403)
Total Stockholders' Equity (Deficit)	(129,026)	(915)	—	(129,941)
Total Liabilities and Stockholders' Equity (Deficit)	$493,032	50	$—	$492,117

F-58

Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Nine Months Ended September 30, 2012

	Xtreme Care Ambulance, Inc.	Xtreme Healthcare, Inc.	Pro Forma Adjustments	Pro Forma
Revenue, net	$1,018,481	$—	$—	$1,018,481
Cost of revenue	373,635	—	—	373,635
Gross margin	644,846	—	—	644,846

Operating Expenses:
Compensation expense	118,150	—	—	118,150
Professional fees	114,042	965	—	115,007
Consulting fees	57,015	—	—	57,015
General and administrative	370,012	850	—	370,862
Total operating expenses	659,219	1,815	—	661,034
Gain (loss) from operations	(14,373)	(1,815)	—	(16,188)
Other income and (expense):
Interest income	4,266	—	—	4,266
Interest expense	(56,974)	—	—	(56,974)
Other income	1,078	—	—	1,078
Total other expense	(51,630)	—	—	(51,630)
Net Income (loss)	$(66,003)	$(1,815)	$—	$(67,818)

Loss per share, basic				$(0.00)
Weighted average shares outstanding, basic				20,493,239

F-59

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2011

	Xtreme Care Ambulance, Inc.	Xtreme Healthcare, Inc.	Pro Forma Adjustments	Pro Forma
ASSETS

Current Assets:
Cash	$39,390	$2,000	$—	$41,390
Accounts receivable, net of allowances	202,115	—	—	202,115
Employee advances	643	—	—	643
Total Current Assets	242,148	2,000	—	244,148
Property and equipment, net	126,965	—	—	126,965
Other assets	500	—	—	500
Total Assets	$369,613	$2,000	$—	$371,613

LIABILITIES AND STOCKHOLERS' EQUITY (DEFICIT)

Current Liabilities:
Accrued interest, related party	$22,986	$—	$—	$22,986
Other accrued expenses	17,753	400	—	18,153
Notes payable, net of discount of $8,804	169,497	—	—	169,497
Total Current Liabilities	210,236	400	—	210,636
Long term liabilities
Long term portion of notes payable	116,000	—	—	116,000
Due to an officer	145,589	—	—	145,589
Total Liabilities	471,825	400	—	472,225

Stockholders' Equity (Deficit):
Common stock	20,304	2,000	(2,000)	20,304
Additional paid in capital	67,726	943	2,000	70,669
Accumulated deficit	(190,242)	(1,343)	—	(191,585)
Total Stockholders' Equity (Deficit)	(102,212)	1,600		(100,612)
Total Liabilities and Stockholders' Equity (Deficit)	$369,613	$2,000	$—	$371,613

F-60

Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Year Ended December 31, 2011

	Xtreme Care Ambulance, Inc.	Xtreme Healthcare, Inc.	Pro Forma Adjustments	Pro Forma
Revenue, net	$701,269	$—	$—	$701,269
Cost of revenue	251,333	—	—	251,333
Gross margin	449,936	—	—	449,936

Operating Expenses:
Compensation expense	49,500	—	—	49,500
Bad debt expense	177,922	—	—	177,922
Professional fees	15,372	—	—	15,372
Consulting fees	95,073	—	—	95,073
General and administrative	226,751	1,343	—	228,094
Total operating expenses	564,618	1,343	—	565,961
Loss from operations	(114,682)	(1,343)	—	(116,025)
Other expense:
Interest expense	(36,268)	—	—	(36,268)
Total other expense	(36,268)	—	—	(36,268)
Net loss	$(150,950)	$(1,343)	$—	$(153,293)

Loss per share, basic				$(0.01)
Weighted average shares outstanding, basic				20,114,303

NOTE 1 – BASIS OF PRESENTATION OF THE PRO FORMA FINANCIAL STATEMENT

On November 12, 2012, the Xtreme Healthcare Corporation acquired Xtreme Care Ambulance, Inc., a California corporation (“Xtreme Care”), in a stock-for-stock transaction (the “Acquisition”).   The Acquisition was effected by the Company through the exchange of all of the outstanding membership interests of Xtreme Care for 21,010,403 shares of common stock of the Company. In the Reverse Merger, Xtreme Care Ambulance was merged with and into Xtreme Healthcare, and Xtreme Care Ambulance, as the surviving corporation, became a wholly-owned subsidiary of Xtreme Healthcare Corporation.

The unaudited pro forma condensed consolidated financial statements have been derived from our historical financial statements included elsewhere in this registration statement, as adjusted to give effect to the November 12, 2012 acquisition of Xtreme Care Ambulance, Inc.

The unaudited pro-forma condensed consolidated statement of operations for the year ended December 31 2011 and the period ended September 30, 2012 is based upon the historical financial statements of Xtreme Care and Xtreme HealthCare Corporation, after giving effect to the reverse merger acquisition. The unaudited pro-forma condensed consolidated statements of operations are presented as if the acquisition had occurred at the beginning of the 2011 year.

F-61

NOTE 2 – PRO-FORMA ADJUSTMENTS

The pro-forma adjustments included in the unaudited condensed consolidated financial statements are as follows:

1. The net effect of the elimination of all related party balances between the companies.

2. Recapitalization due to the reverse merger.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2011 and the nine months ended September 30, 2012 give effect to the November 12, 2012 acquisition of Xtreme Care Ambulance, Inc. We adjusted our historical balance sheet at December 31, 2011 and September 30, 2012 to reflect the stock for stock transaction of the acquisition.

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The unaudited pro forma condensed consolidated financial information does not purport to represent what our results of operations or financial condition would have been had the pro forma adjustments actually occurred on the dates indicated, and they do not purport to project our results of operations or financial condition for any future period or as of any future date. The pro forma financial statements should be read in conjunction with related historical financial information.

F-62

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$2,060
State filing fees	$2,500
Edgarizing fees	$1,000
Transfer agent fees	$8,000
Accounting fees	$10,000
Printing	$300

Item 14. Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company. The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below.

(1) On September 27, 2011, 2011, 10,000,000 shares of common stock were issued to Tiber Creek Corporation for total consideration paid of $1,000.00. Subsequently, in May 2012, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

On September 27, 2011, 10,000,000 shares of common stock were issued to MB Americus, LLC for total consideration paid of $1,000.00. Subsequently, in May 2012, the Company redeemed an aggregate of 9,750,000 of these shares for the redemption price of $975.00

(2) On May 1, 2012, 1,000,000 shares of common stock were issued by the Company to Souheil Jawad pursuant to a change of control in the Company. The aggregate consideration paid for these shares was $100.

(3) On November 12, 2012, the Company issued 21,010,403 shares of common stock to former shareholders of Xtreme Care in connection with the Acquisition, as follows:

48

Shareholder Name	Number of Shares

Larry Bicknell	5,000
Susan Blackburn	34,900
Richard Breinlinger	10,000
Henry Brunk	20,000
Mohammed Chraibi	20,000
Guadalupe Cisneros	10,000
Merlin Cross	10,000
Hector Cruz	12,000
Megan Ellison	10,000
Aaron Elster	5,000
Daniel Elster	5,000
Leon Elster	20,000
Royce Green	50,000
Jennifer Hayes	100,000
Don Hunsaker	25,500
Souheil Jawad	20,000,000
Norman Joslyn	10,000
Olga Kist	25,000
William Kline	60,000
Dorothy Kurtz	25,203
Linda Lenore	1,000
Ronald Levine	5,000
Gloria Lopez	10,000
Laurence Mahr	5,000
Clive Newcomb	5,000
Manuel Robles	10,000
Romulo Samson	10,000
Ralph Sauer	26,800
David Smarsh	20,000
Frederick Stahl	25,000
Susan Strzalkowski	1,000
Lowell Tompkins	5,000
Martha Tompkins	10,000
John Warner	18,000
Jeffery Willmann	100,000

49

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

2.1++	Agreement and Plan of Reorganization
3.1+	Certificate of Incorporation
3.2+	By-laws
5.1**	Opinion of Counsel on legality of securities being registered
10.1+++	Chase Care Center Agreement
10.2+++	Logisticare Solutions, LLC Agreement
10.3+++	Golden Hills Partnership Proposal and Agreement
10.4+++	Promissory Note Agreements of Souheil Jawad
10.5+++	Promissory Note Agreements of Donald Hunsaker
10.6+++	Agreement and Amendment with GHSD, LLC
23.1	Consent of Accountants
23.2**	Consent of Attorney (as part of Exhibit 5.1)

____________________

** To be filed

+ Previously filed on Form 10-12G on November 8, 2011 (File No.: 000-54542) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

++ Previously filed on Form S-1 on November 13, 2012 (File No.: 333-184922) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

+++ Previously filed on Form S-1 on February 12, 2013 (File No.: 333-184922) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

50

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 17, 2013.

XTREME HEALTHCARE CORPORATION

By: /s/ Souheil Jawad
Title: President (Principal Executive Officer)

By: /s/ Souheil Jawad
Title: Treasurer (Principal Financial Officer)

By: /s/ Souheil Jawad
Title: Treasurer (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Souheil Jawad	Director	October 17, 2013

51